Exhibit 10.15

Execution Version

SERIES C+ PREFERRED SHARE PURCHASE AGREEMENT

This SERIES C+ PREFERRED SHARE PURCHASE AGREEMENT (the “Agreement”) is made and entered into on December 30, 2019 by and among:

1.	Burning Rock Biotech Limited, an exempted company duly incorporated and validly existing under the Laws of the Cayman Islands (the “Company”);

2.	BR Hong Kong Limited, a limited liability company incorporated under the Laws of Hong Kong (the “HK Company”);

3.	Beijing Burning Rock Biotech Limited (北京博宁洛克生物科技有限公司), a wholly foreign owned enterprise duly incorporated and validly existing under the Laws of the PRC (the “WFOE”);

4.	Burning Rock Biotechnology (Shanghai) Co., Ltd. (燃石生物科技（上海）有限公司), a company duly incorporated and validly existing under the Laws of the PRC (the “Shanghai Subsidiary”);

5.	Burning Rock (Beijing) Biotechnology Co., Ltd. (燃石（北京）生物科技有限公司), a company duly incorporated and validly existing under the Laws of the PRC (the “Beijing Subsidiary”);

6.

Guangzhou Burning Rock Dx Co., Ltd. (广州燃石医学检验所有限公司), a company duly incorporated and validly existing under the Laws of the PRC and a wholly-owned subsidiary of the Beijing Subsidiary (the “Guangzhou Laboratories Subsidiary”);

7.

Guangzhou Burning Rock Biotechnology Co., Ltd. (广州燃石生物科技有限公司), a company duly incorporated and validly existing under the Laws of the PRC and a wholly-owned subsidiary of the Beijing Subsidiary (the “Guangzhou Biotechnology Subsidiary”);

8.

Guangzhou Burning Rock Medical Equipment Co., Ltd. (广州燃石医疗器械有限公司), a company duly incorporated and validly existing under the Laws of the PRC and a wholly-owned subsidiary of the Beijing Subsidiary (the “Guangzhou Equipment Subsidiary”), together with the Shanghai Subsidiary, the Beijing Subsidiary, the Guangzhou Laboratories Subsidiary, and the Guangzhou Biotechnology Subsidiary, the “Domestic Companies”, and each a “Domestic Company”, the Domestic Companies together with the Company, HK Company and WFOE and any subsidiary or affiliate of the foregoing (if any), collectively the “Group Companies”);

9.	The individual listed on Schedule I-A-1 attached hereto (the “Founder”);

10.

Each of the individuals listed on Schedule I-B attached hereto (each such individual, “Management Shareholder” and, collectively, the “Management Shareholders”, and together with the Founder, the “Key Holders” and each a “Key Holder”); and

Series C+ Preferred Share Purchase Agreement

11.	Each of the Persons listed on Schedule II attached hereto (each such Person, an “Investor”, collectively, the “Investors”).

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used herein shall have the meaning set forth in Schedule III attached hereto.

RECITALS

WHEREAS, the Company owns 100% equity interest in the HK Company, the HK Company owns 100% of the equity interest of the WFOE which in turn Controls the Beijing Subsidiary by Captive Structure.

WHEREAS, the WFOE and the Domestic Companies are mainly engaged in the business of biological science (the “Business”). The Company seeks expansion capital to grow the Business and, correspondingly, seeks to secure an investment from the Investors, on the terms and conditions set forth herein.

WHEREAS, the Investors desire to purchase from the Company the Series C+ Closing Shares (as defined in Section 1.1) and the Company desires to sell the Series C+ Closing Shares to the Investors pursuant to the terms and subject to the conditions of this Agreement.

WHEREAS, the Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	ISSUANCE OF SERIES C+ PREFERRED SHARES.

1.1	Sale and Issuance of the Series C+ Closing Shares.

Subject to the terms and conditions of this Agreement, at the Closing (as defined below), each Investor, severally and not jointly, agrees to subscribe for and purchase, and the Company agrees to issue and sell to the Investors, that number of series C+ preferred share of par value of US$ 0.0001 (the “Series C+ Closing Shares”) set forth opposite such Investor’s name with the purchase price per share on Schedule II attached hereto, with each Investor to pay as consideration for such Series C+ Closing Shares the aggregate purchase price set forth opposite such Investor’s name on Schedule II attached hereto (the “Purchase Price”). The Series C+ Preferred Shares shall have the rights and privileges as set forth in the Amended M&A.

1.2	Capitalization Table.

The capitalization table of the Company immediately prior to and after the Closing is enclosed hereto as Schedule I-C and Schedule I-D respectively.

1.3	Closing.

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(a)

Closing. Subject to the fulfillment of the conditions set forth in Section 2 and Section 3 below (other than conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of such conditions), the consummation of the sale of the Series C+ Closing Shares (the “Closing”) shall take place remotely via the exchange of documents and signatures on January 10, 2020 at such time and place as the Company and the Investors may mutually agree upon. The Parties hereby agree that all elements of the Closing shall be deemed to occur concurrently, and if less than all steps are completed, the Closing shall not occur.

(b)

Delivery by the Company at Closing. At the Closing, in addition to any items the delivery of which is made an express condition to the Investor’s obligations at the Closing pursuant to Section 2 below, the Company shall deliver to each Investor:

(i)

a copy of the updated register of members of the Company, certified by the registered agent of the Company, reflecting the issuance to such Investor of the Series C+ Closing Shares being purchased by such Investor at the Closing;

(ii)	the copies of the duly executed and sealed certificate or certificates issued in the name of such Investor representing the Series C+ Closing Shares being purchased by such Investor at the Closing;

(iii)

a copy of a compliance certificate executed by the chief executive officer of the Company dated as of the Closing in the form attached hereto as Exhibit C, stating that the conditions specified in this Section 2 have been fulfilled as of the Closing; and

(iv)	the copies of the board and/or members resolutions (as appropriate) of the applicable Group Companies approving the Transaction Documents and transactions contemplated herein.

(c)

Payment by the Investors. On the date of Closing, each Investor shall deposit its respective portion of the Purchase Price as indicated opposite such Investor’s name on Schedule II by wire transfer of immediately available U.S. dollar funds into the Closing Account.

(d)

Closing Account. Except as provided otherwise herein, payment of the Purchase Price by the Investors to the Company shall be made by remittance of immediately available funds to the bank account designated by the Company as detailed in Schedule VIII hereof (the “Closing Account”).

(e)

Several and Not Joint Obligations. The Investors’ respective obligations, undertakings, warranties, representations and liabilities under this Agreement are several and not joint. In the event that an Investor fails to or decides not to close the purchase and sale of the applicable Series C+ Closing Shares contemplated hereunder, each of the other Investors may elect at its sole discretion to proceed or not to proceed with the Closing, provided that if such other Investor elects to proceed with the Closing, the relevant provisions under the Transaction Documents shall be or have been adjusted accordingly as appropriate.

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2.	CONDITIONS TO THE OBLIGATIONS OF THE INVESTORS AT CLOSING.

The obligations of each Investor to purchase the applicable Series C+ Closing Shares at the Closing are subject to the fulfillment, to the satisfaction of such Investor on or before the Closing, of each of the following conditions, unless otherwise waived, severally and not jointly, in writing by such Investor:

2.1	Representations and Warranties.

The representations and warranties of the Warrantors contained in Schedule V shall be true, complete and correct in all material respects when made and shall be true, complete and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing, except for those representations and warranties (i) that already contain any materiality qualification, which such representations and warranties, to the extent already so qualified, shall instead be true and correct in all respects as so qualified as of such date and (ii) that address matters only as of a particular date, which representations will have been true and correct in all material respects (subject to clause (i)) as of such particular date.

2.2	Performance.

Each Warrantor shall have performed and complied with all obligations and conditions contained in the Transaction Documents that are required to be performed or complied with by them, on or before the Closing.

2.3	No Prohibition; Authorizations.

No provision of any applicable Laws shall prohibit the consummation of any transactions contemplated by the Transaction Documents. The Warrantors shall have obtained all authorizations, approvals, waivers or permits of any Person or any Governmental Authority necessary for the consummation of all of the transactions contemplated by this Agreement and other Transaction Documents, including without limitation any authorizations, approvals, waivers or permits that are required in connection with the lawful issuance of the Series C+ Closing Shares, and all such authorizations, approvals, waivers and permits shall be effective as of the Closing, and the evidence of all the foregoing shall have been delivered to such Investor prior to the Closing and shall be in form and substance reasonably satisfactory to such Investor. The Company shall have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive rights or similar rights directly or indirectly affecting any of its shares or securities, as applicable.

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2.4	Proceedings and Documents.

All corporate and other proceedings of each Group Company in connection with the transactions contemplated at the Closing and all documents incidental thereto, including without limitation, written approval from all of the current directors and/or shareholders or holders of equity interests of each Group Company, as applicable, with respect to the Transaction Documents and the transactions contemplated thereby, shall be reasonably satisfactory in form and substance to such Investor, and such Investor (or their legal counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested.

2.5	No Material Adverse Effect.

Since the Statement Date through the date of the Closing, no event, circumstance or change shall have occurred that, individually or in the aggregate with one or more other events, circumstances or changes, have had or reasonably could be expected to have a Material Adverse Effect on the Company or any other Group Company.

2.6	Investment Committee Approval.

Such Investor’s investment committee (or similar governance body) shall have approved the execution of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.

2.7	Corporate Approval and Documents.

Such Investor shall have received true, complete and correct copies of the resolutions of the board of directors and/or shareholders (as appropriate) of each of the Group Companies and such other agreements, schedules, exhibits, certificates, documents, financial information and filings which are reasonably required in connection with or relating to the transactions contemplated hereby, all in form and substance satisfactory to such Investor.

2.8	Constitutive Documents.

The Company shall have delivered to such Investor (a) copies of the current articles of association (or other comparable corporate Charter Documents), including all amendments thereto, of the Group Companies, and (b) current business licenses or incorporation certificate of the Group Companies.

2.9	Amended and Restated Memorandum and Articles.

The current effective memorandum and articles of association of the Company shall have been amended and restated as set forth in the form attached hereto as Exhibit A (the “Amended M&A”). Such Amended M&A shall have been duly adopted by all necessary actions of the Board of Directors and/or the members of the Company, and such adoption shall have become effective on or prior to the Closing with no alternation or amendment as of the Closing.

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2.10	Amended and Restated Shareholders’ Agreement.

The Company, the Key Holders, and the Investors and certain other parties shall have executed and delivered a Fifth Amended and Restated Shareholders’ Agreement (the “Restated Shareholders’ Agreement”) in the form attached hereto as Exhibit B.

2.11	Compliance Certificate.

Such Investor shall have received a certificate executed and delivered by the chief executive officer of the Company dated as of the Closing in the form attached hereto as Exhibit C, stating that the conditions specified in this Section 2 (exclusive of Section 2.6 and Section 2.7) have been fulfilled as of the Closing.

2.12	Closing Deliveries.

The Company shall have delivered all of the various items required to be delivered to such Investor at the Closing under Section 1.3.

3.	CONDITIONS OF THE OBLIGATIONS OF THE COMPANY AT CLOSING.

The obligations of the Company to issue and sell the Series C+ Closing Shares to an Investor at the Closing are subject to the fulfillment by such Investor, on or before the Closing, of each of the following conditions, unless otherwise waived by writing:

3.1	Representations and Warranties.

The representations and warranties of such Investor contained in Schedule VI shall be true, complete and correct in all material respects as of the Closing.

3.2	Performance.

Such Investor shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

3.3	Execution of Transaction Documents.

Such applicable Investor shall have executed and delivered to the Company the applicable Transaction Documents, to which such applicable investor is a party, on or prior to the Closing.

4.	REPRESENTATIONS AND WARRANTIES OF THE WARRANTORS.

The Warrantors, jointly and severally and with respect to itself only, represent and warrant to the Investors that the statements contained in Schedule V attached hereto are true, correct and complete with respect to (i) each Warrantor, on and as of the Execution Date, and (ii) each Warrantor, on and as of the Closing (with the same effect as if made on and as of the date of the Closing).

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5.	REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

Each Investor, severally but not jointly, represents and warrants to the Company that the statements contained in Schedule VI attached hereto are true, correct and complete with respect to such Investor as of the Execution Date and the Closing.

6.	UNDERTAKINGS.

6.1	Facilitating the Closing.

Each Warrantor shall use its best efforts to cause the satisfaction of all the conditions precedent set forth in Section 2 (exclusive of Section 2.6 and Section 2.7) hereof.

6.2	Ordinary Course of Business.

From the Execution Date until the earlier of the Termination Date or the Closing, the Warrantors shall cause each of the Group Companies (a) to be conducted in the ordinary course of Business and shall use its commercially reasonable efforts to maintain the present character and quality of the business, including without limitation, its present operations, physical facilities, working conditions, goodwill and relationships with lessors, licensors, suppliers, customers, employees and independent contractors, (b) to pay or perform its debts, taxes, and other obligations when due, (c) to maintain its assets in a condition comparable to their current condition, reasonable wear, tear and depreciation excepted, (d) to report to the relevant Investors concerning the status of its business, operations and finance upon a reasonable request by an Investor, and (e) to take all actions reasonably necessary to consummate the transactions contemplated by this Agreement and the other Transaction Documents promptly, including the taking of all reasonable acts necessary to cause all of the conditions precedent (exclusive of Section 2.6 and Section 2.7) of the Investors to be satisfied.

6.3	Exclusivity.

From the Execution Date until the earlier of the Termination Date or the Closing, Warrantors shall not, and they shall not permit any of their representatives or any Group Company to, directly or indirectly (i) discuss the sale of any Equity Securities or any other instruments convertible into the Equity Securities of any Group Company with any third party, or (ii) provide any information with respect to any Group Company to a third party in connection with a potential investment by such third party in any Equity Securities or any other instruments convertible into the Equity Securities of such Group Company, or (iii) close any financing transaction of any Equity Securities or any other instruments convertible into the Equity Securities of any Group Company with any third party (the “Exclusivity Period”). This Section 6.3 shall terminate and be of no further force and effect immediately following the Closing.

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6.4	Use of Proceeds.

In accordance with the directions of the Company’s Board of Directors, as it shall be constituted in accordance with the Restated Shareholders’ Agreement, the Company will use the proceeds from the sale of the Series C+ Closing Shares for general working capital, ordinary business expansion and other general corporate purposes for the Group Companies in accordance with the budget plans and business plans of the Group Companies.

6.5	Notice of Certain Events.

If at any time before the Closing, any Warrantor comes to know of any material fact or event which: (i) is in any way inconsistent with any of the representations and warranties in this Agreement; (ii) suggests that any fact warranted hereunder may not be as warranted or may be misleading; (iii) any Action commenced or threatened in writing against any Group Company; or (iv) might affect the willingness of a prudent investor to purchase the shares of the Company on the terms contained in the Transaction Documents or the amount of the consideration a prudent investor would be prepared to pay for the shares of the Company; then the Warrantors shall immediately notify each of the Investors in writing, describing the fact or event in reasonable detail.

6.6	Compliance.

The Company and each Group Company shall comply with all applicable laws and regulations of any jurisdiction in all material respects, including without limitation compliance with applicable PRC Laws relating to the Business, Intellectual Property, taxation, employment, anti-bribery (including FCPA), contributions required to be made under the PRC social insurance and the PRC housing schemes and requirements under the Employee Benefit Plans, and shall provide satisfactory evidence of the same to the Investors as may be requested by such Investors. Without prejudicing the generality of the foregoing, after the Closing, the relevant Group Company shall, and the Warrantors shall cause such Group Company to, use reasonable best efforts to rectify any non-compliance with applicable Laws.

6.7	Filing of Amended M&A.

The Company shall submit the Amended M&A for filing with the Registrar of Companies of the Cayman Islands and obtain the duly filed and stamped Amended M&A as soon as possible after the Closing, but in no event later than fifteen (15) Business Days after the Closing.

6.8	Circular 37 Registration.

Notwithstanding anything to the contrary contained in this Agreement and the other Transaction Documents, as soon as practicable after the Closing but in no event later than twelve (12) months following the Closing, if any holder or beneficial owner of any equity security of the Company (other than any direct or indirect holder or beneficial owner of the Investors and other exiting investors of the Company) (each, a “Security Holder”) is a “Domestic Resident” as defined in Circular 37 and is subject to the SAFE registration or reporting requirements under Circular 37, the Warrantors shall cause such Security Holder to comply with the applicable SAFE registration or reporting requirements under SAFE Rules and Regulations., including but not limitation, (i) the application of the SAFE registration certificate, and (ii) to the extent practicable, the amendment of his/her existing SAFE registration certificates with the applicable Governmental Authorities in accordance with applicable Laws.

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6.9	Licenses and Permits.

(a)

As soon as practicable but in no event later than twelve (12) months after a medical device product of the Group Companies (including but not limited to the in vitro diagnostic kits products) meets all of the following conditions, the Domestic Companies shall, and the Warrantors shall procure the Domestic Companies to, use its commercially best effort to apply for applicable medical device registration certificates (医疗器械注册证) or medical device filing certificates (医疗器械备案凭证) from competent Governmental Authorities in relation to such medical device product of the Group Companies in accordance with applicable Laws: (i) such medical device product has met all application requirements of medical device registration certificates (医疗器械注册证) or medical device filing certificates (医疗器械备案凭证) under the applicable Laws and regulations, and (ii) such medical device product is ready to be launched to the market.

(b)

To the extent permitted by the applicable laws and commercially practicable, the WFOE shall, and the Warrantors shall procure the WFOE to, (a) use commercially reasonable efforts to cease the distribution business of medical devices, including but not limited to the vitro diagnostic kits and the gene sequencing equipment, and transfer such business to the Guangzhou Equipment Subsidiary; or (b) apply for and obtain the Medical Device Operation License (医疗器械经营许可证) or other applicable licenses or filings with competent Governmental Authorities, and extend the business scope of the WFOE to include such business.

6.10	Intellectual Property Right Registration

As soon as practicable after the Closing, the Group Companies shall, and the Warrantors shall procure the Group Companies to, complete the application of software copyright registration of the information systems relating to the operation of the Business, including but not limited to LAVA, FIRE and EDC (Burning Rock follow-up system).

6.11	Social Insurance Benefit and Housing Fund

(a)

within two (2) months following the Closing or any longer time period approved by all the Investors, each Domestic Company shall, and the Warrantors shall procure each Domestic Company to obtain the registration of relevant social insurance in accordance with applicable Laws.

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(b)

as soon as practicable after the Closing, the Group Companies shall comply with all applicable PRC labor Laws in all material respects, including without limitation (i) complying with all Laws pertaining to income tax (including individual income tax), welfare funds, social insurance benefits, medical benefits, insurance, retirement benefits and pensions, and (ii) making contributions for all underpaid statutory social insurance benefits, housing provident funds and individual income tax for all of their employees as required by PRC Laws in the past (including, without limitation, all unpaid statutory social insurance benefits and housing provident funds for formal employees during the probation period as required by applicable Laws).

7.	CURE OF BREACHES; INDEMNITY.

7.1	In the event of:

(a)	any material breach or violation of, or inaccuracy or misrepresentation in, any representation or warranty made by the Warrantors contained herein or any of the other Transaction Documents;

(b)	any material breach or violation of any covenant or agreement contained herein or any of the other Transaction Documents;

(c)

any undisclosed liabilities with respect to any Group Company which incurred prior to the Closing, regardless of whether such non-disclosure constitutes a breach of representation or warranties of the Warrantors hereunder;

(d)

any material dispute with or claim by any employee of the Domestic Companies including, without limitation, any severance or similar payment required to be made by any Group Company to its former employees, any underpayment of social insurance and housing schemes and any omission or failure on the part of the Domestic Companies to pay any social insurance or any housing schemes or enter into the relevant employment agreements with such employees under the applicable Laws which incurred on or before the Closing (except for those disclosed in the Private Placement Memorandum);

(e)	any material fines, penalties and interest imposed on any Group Company by relevant Governmental Authority as a result of using agency to pay social insurance benefits and housing provident funds;

(f)

any material dispute with or claim by the contracting party of any Group Company in connection with any agreements or contracts that any Group Company has entered into prior to the Closing (except for those disclosed in the Private Placement Memorandum);

(g)	any material non-compliance by the Group Companies and the Key Holders with PRC Laws of foreign exchange in connection to the Company’s operation and business prior to the Closing; or

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(h)

any material liability resulting from the operating the Business by the Group Companies without appropriate permits, licenses or authorizations for such Business on or before the Closing, including but not limited to (a) the failure to obtain applicable medical device registration certificates (医疗器械注册证) or medical device filing certificates (医疗器械备案证) for the medical device products of the Group Companies; (b) the use of unregistered medical devices by the Group Companies; (c) Guangzhou Laboratories Subsidiary’s failure to obtain the qualification of Pilot Entities for the Clinical Application of High Throughput-Sequencing (高通量基因测序技术临床应用试点单位) or other equivalent qualifications for the clinical technology application of high throughput-sequencing testing; (d) the WFOE’s engaging of distribution business in relation to the medical devices without Medical Device Operation License (医疗器械经营许可证); (e) the Group Companies’ conducting of business outside of the registered scope of the Medical Institution Practicing License (医疗机构执业许可证), including but not limited to pathologic diagnosis, or (f) the sale of products or provision of services in violation of the fair competition and non-donation requirements under applicable Laws, including but not limited to adopting “linkage sales” model.

(each of (a) - (h), a “Breach”) the Warrantors shall, jointly and severally and to the extent commercially and legally practicable, cure such Breach (to the extent that such Breach is curable) to the satisfaction of the Investors (it being understood that any cure shall be without recourse to cash or assets of any of the Group Companies). Notwithstanding the foregoing, the Warrantors shall also, jointly and severally, indemnify the Investors and their respective Affiliates, limited partners, members, stockholders, directors employees, agents and representatives (each, an “Indemnitee”) for any and all, directly or indirectly, losses, liabilities, diminution in value, damages, liens, claims, obligations, settlements, deficiencies, penalty or settlement of any kind or nature imposed on or otherwise incurred or suffered by the Indemnitees, costs and expenses, including without limitation reasonable advisor’s fees and other reasonable expenses of investigation, defense and resolution of any Breach paid, suffered, sustained or incurred by the Indemnitees (each, an “Indemnifiable Loss”), resulting from, or arising out of, or due to, any Breach. Notwithstanding the foregoing, in the event that a Breach has been disclosed in the Private Placement Memorandum, the indemnification liabilities as set forth in this Section 7 shall not apply to any Key Holder.

7.2

Notwithstanding the foregoing, the Warrantors shall, jointly and severally, indemnify and keep indemnified the Indemnitees and hold them harmless against any and all Indemnifiable Losses resulting from, or arising out of, or due to, any claim for tax which has been made or may hereafter be made against the Domestic Companies and any other Group Company wholly or partly in respect of or in consequence of any event occurring or any income, profits or gains earned, accrued or received by the Domestic Companies and any Group Company on or before the Closing and any reasonable costs, fees or expenses incurred and other liabilities which the Domestic Companies and any Group Company may properly incur in connection with the investigation, assessment or the contesting of any claim, the settlement of any claim for tax, any legal proceedings in which the Domestic Companies claims in respect of the claim for tax and in which an arbitration award or judgment is given for the Domestic Companies or Group Company and the enforcement of any such arbitration award or judgment, provided, however, that the Key Holders shall be under no liability in respect of the following taxation items:

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(a)	that is promptly cured without recourse to cash or other assets of any Group Company;

(b)	to the extent that provision, reserve or allowance has been made for such tax in the Financial Statements;

(c)	if it has arisen in and relates to the ordinary course of business of the Domestic Companies since the Statement Date;

(d)

to the extent that the liability arises as a result only of a provision or reserve in respect of the liability made in the Financial Statements being insufficient by reason of any increase in rates of tax announced after the Closing with retrospective effect; or

(e)	to the extent that the liability arises as a result of legislation which comes into force after the Closing and which is retrospective in effect.

The survival period for any indemnity obligation relating to claims for tax matters arising under this Section 7.2 shall be the applicable statute of limitations for tax claims.

7.3

Subject to the second paragraph of Section 7.1, in the event that an Indemnitee suffers an Indemnifiable Loss as provided in Section 7.1 or Section 7.2 and the Group Companies are either unwilling or unable to fulfill their obligations under Section 7.1 or Section 7.2 to indemnify the Indemnitees for the full amount of such Indemnifiable Loss within sixty (60) days of receipt of written notice thereof from the Investors (the “Grace Period”), then the Key Holders, shall indemnify the Indemnitees such that the Indemnitees shall receive the full amount of such Indemnifiable Loss, provided that, to the extent such Indemnitees have recovered any Indemnifiable Loss from the Group Companies before the expiration of the Grace Period, the Key Holders shall not be obligated to indemnify the Indemnified Party with respect to such amount; provided, further, that the failure of any Group Company to pay any Indemnifiable Loss to such Indemnitees is not solely due to disapproval of such payment by the Investors or the director appointed by the Investors.

7.4

If an Investor or other Indemnitee believes that it has a claim that may give rise to an obligation of any Warrantor pursuant to this Section 7, it shall give prompt notice thereof to the Warrantors and the other Investors stating specifically the basis on which such claim is being made, the material facts related thereto, and the amount of the claim asserted. Any dispute related to this Section 7 shall be resolved pursuant to Section 8.15.

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7.5

Notwithstanding any other provision of this Agreement or the other Transaction Documents but subject to Section 7.6 of this Agreement, except for any fraud, willful misconduct or willful concealment by any of the Warrantors, the maximum aggregate liability of Group Companies for indemnification to any Indemnitee under this Section 7 shall be limited to the aggregate Purchase Price paid by the Indemnitee or its Affiliates (as the case may be) plus all dividends accrued and unpaid with respect to such shares held by the Indemnitee or its Affiliates); the maximum aggregate liability of each Key Holder for indemnification to any Indemnitee under this Section 7 shall be limited to the equity interest of such Key Holder in the Group Companies.

7.6

Notwithstanding Section 7.5 or anything contrary in the Transaction Documents, in the event of any fraud, willful misconduct or willful concealment by any of the Warrantors, the aggregate liability of the Key Holders shall not exceed 3 times of the aggregate Purchase Price paid by the Indemnitee or its Affiliates (as the case may be) plus all dividends accrued and unpaid with respect to such shares held by the Indemnitee or its Affiliates.

8.	MISCELLANEOUS.

8.1	Survival of Warranties.

Unless otherwise set forth in this Agreement, the representations and warranties of the Warrantors contained in or made pursuant to this Agreement shall survive for two (2) years from the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Investors or the Company.

8.2	Confidentiality.

(a)

Disclosure of Terms. The terms and conditions of this Agreement, any term sheet or memorandum of understanding entered into pursuant to the transactions contemplated hereby, all exhibits and schedules attached hereto and thereto, and the transactions contemplated hereby and thereby (collectively, the “Transaction Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any Party (including its respective shareholders and representatives) hereto to any third party except as permitted in accordance with the provisions set forth below.

(b)

Permitted Disclosures. Notwithstanding the foregoing, the Company may disclose (i) the existence of the investment to its bona fide prospective investors, employees, bankers, lenders, accountants, legal counsels and business partners, or to any person or entity to which disclosure is approved in writing by the Investors, such approval not to be unreasonably withheld; and (ii) the transaction terms to its current shareholders, employees, bankers, lenders, accountants and legal counsels, in each case only where such persons or entities are under appropriate nondisclosure obligations substantially similar to those set forth in this Section 8.2, or to any person or entity to which disclosure is approved in writing by the Investors, which such approval is not to be unreasonably withheld. The Investors may disclose (i) the existence of the investment and the Transaction Terms to to its Affiliate, such Investor/or its fund manager’s and/or its Affiliate’s legal counsel, fund manager, auditor, insurer, accountant, consultant or to an officer, director, general partner, limited partner, its fund manager, shareholder, investment counsel or advisor, or employee of such Investor and/or its Affiliate (ii) any information for fund and inter-fund reporting purposes; (iii) any information as required by law, Governmental Authorities, exchanges and/or regulatory bodies, including by the Securities and Exchange Commission (or equivalent for other venues); (iv) any information to bona fide prospective purchasers/investors of any share, security or other interests in the Company; and (v) the fact of the investment to the public, in each case as it deems appropriate in its sole discretion. Any Party hereto may also provide disclosure in order to comply with applicable Laws, as set forth in Section 8.2(c) below.

Series C+ Preferred Share Purchase Agreement

13

(c)

Legally Compelled Disclosure. In the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to any applicable tax, securities, or other Laws and regulations of any jurisdiction) to disclose the existence of this Agreement or content of any of the Transaction Terms as confirmed by advice from counsel, such party (the “Disclosing Party”) shall, if and to the extent that it can lawfully do so, provide the other parties with prompt written notice of that fact and shall consult with the other parties regarding such disclosure. At the request of another party, the Disclosing Party shall, to the extent reasonably possible and with the cooperation and reasonable efforts of the other parties, seek a protective order, confidential treatment or other appropriate remedy. In any event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

(d)

Other Exceptions. Notwithstanding any other provision of this Section 8.2, the confidentiality obligations of the Parties shall not apply to: (i) information which a restricted Party learns from a third party having the right to make the disclosure, provided the restricted Party complies with any restrictions imposed by the third party; (ii) information which is rightfully in the restricted Party’s possession prior to the time of disclosure by the protected Party and not acquired by the restricted Party under a confidentiality obligation; or (iii) information which enters the public domain without breach of confidentiality by the restricted Party.

(e)

Press Releases, Etc. No announcements regarding the Investors’ investment in the Company may be made by any Party hereto in any press conference, professional or trade publication, marketing materials or otherwise to the public without the prior written consent of the Investors and the Company, provided, that any such announcement made by any partner, limited partner, bona fide potential partner or bona fide potential limited partner of the Investors shall not be subject to the consent of the Company.

(f)

Other Information. The provisions of this Section 8.2 shall terminate and supersede the provisions of any separate nondisclosure agreement executed by any of the Parties with respect to the transactions contemplated hereby.

Series C+ Preferred Share Purchase Agreement

14

8.3	Transfer; Successors and Assigns.

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Save as expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement. This Agreement and the rights and obligations therein may not be assigned by the Key Holders and the Group Companies without the written consent of the Investors; provided, however, that each Investor may assign this Agreement or any of its rights and obligations hereunder to one or more Affiliated Funds of such Investor without the consent of the Key Holders and the Group Companies.

8.4	Governing Law.

This Agreement shall be governed by and construed in accordance with the Law of Hong Kong as to matters within the scope thereof, without regard to its principles of conflicts of laws.

8.5	Counterparts; Facsimile.

This Agreement may be executed and delivered by facsimile or other electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.6	Titles and Subtitles.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.7	Notices.

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been delivered by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after delivery by an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule VII, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 8.7.

8.8	No Finder’s Fees.

Each Party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.

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15

8.9	Fees and Expenses.

Each Party shall pay all of its own costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and other Transaction Documents and the transactions contemplated hereby and thereby.

8.10	Attorney’s Fees.

If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Documents, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.11	Amendments and Waive

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company and (ii) the Investor(s) that would purchase fifty percent (50%) or more of the Series C+ Preferred Shares to be issued in accordance with this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company, the Investors and all the other Parties. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination or waiver applies to all Investors in the same fashion. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any Party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 8.11 shall be binding on all Parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

8.12	Severability.

The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

8.13	Delays or Omissions.

No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

Series C+ Preferred Share Purchase Agreement

16

8.14	Entire Agreement.

This Agreement (including the Schedules and Exhibits hereto) and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

8.15	Dispute Resolution.

(a)

Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one Party hereto has delivered to the other Parties involved a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the other Parties.

(b)

The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”). There shall be three arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The chairman of the HKIAC shall select the third arbitrator. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the chairman of the HKIAC.

(c)

The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the HKIAC in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 8.15, including the provisions concerning the appointment of arbitrators, the provisions of this Section 8.15 shall prevail.

(d)	The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of Hong Kong and shall not apply any other substantive law.

(e)

Each Party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the Party receiving the request.

Series C+ Preferred Share Purchase Agreement

17

(f)	The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.

(g)	Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

8.16	No Commitment for Additional Financing.

The Company acknowledges and agrees that no Investor has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Series C+ Preferred Shares as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no oral statements made by any Investor or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Investor or its representatives and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Investor and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Investor shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

8.17	Rights Cumulative; Specific Performance.

Each and all of the various rights, powers and remedies of a Party will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party. Without limiting the foregoing, the Parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunctive relief to address breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

Series C+ Preferred Share Purchase Agreement

18

8.18	No Waiver.

Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

8.19	No Presumption.

The Parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

8.20	Exculpation Among Investors; Independent Nature of Investors’ Obligations and Rights

Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Series C+ Preferred Shares. No Investor is responsible in any way for the performance or conduct of any other Investor in connection with the transactions contemplated hereby. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be or shall be deemed to constitute a partnership, association, joint venture, or joint group with respect to the Investors. Each Investor agrees that no other Investor has acted as an agent for such Investor in connection with the transactions contemplated hereby.

8.21	Third Party Beneficiaries.

Each of the Indemnitees shall be a third party beneficiary of this Agreement with the full ability to enforce Section 7 of this Agreement as if it were a Party hereto.

8.22	Termination of Agreement.

(a)	This Agreement may be terminated before the Closing as follows:

(1)	by mutual written consent of the Company and all of the Investors as evidenced in writing signed by each of the Company and the Investors;

(2)

by all of the Investors in the event of any material breach or violation of any representation or warranty, covenant or agreement contained herein or in any of the other Transaction Documents by any Warrantor;

Series C+ Preferred Share Purchase Agreement

19

(3)

by all of the Investors if any event, circumstance or change shall have occurred that, individually or in the aggregate with one or more other events, circumstances or changes, have had or reasonably could be expected to have a Material Adverse Effect on the Group Companies; or

(4)

by any Investor or the Company with respect to itself only if the Closing shall not have occurred on or before January 17, 2020, provided, however, that the right to terminate this Agreement under this Section 8.22(a)(4) shall not be available to any party whose failure to fulfil any obligation under this Agreement shall have been the principal cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date. For avoidance of doubt, if the Agreement is terminated by an Investor according to this Section 8.22(a)(4), the Agreement shall remain valid and enforceable between the Company and any other Investors who have not elected to terminate this Agreement.

(b)

Effect of Termination. The date of termination of this Agreement pursuant to Section 8.22(a) hereof shall be referred to as “Termination Date”. In the event of termination by the Company and/or the Investors pursuant to Section 8.22(a) hereof, written notice thereof shall forthwith be given to the other Party and this Agreement shall terminate, and the purchase of the Series C+ Preferred Shares hereunder shall be abandoned and rescinded, without further action by the Parties hereto. Each of the Parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Warrantors or the Investors; provided that no such termination shall relieve any party hereto from liability for any breach of this Agreement. The provisions of this Section 8.22, Section 7, Section 8.2, Section 8.4, Section 8.9, and Section 8.15, hereof shall survive any termination of this Agreement.

[Remainder of Page Intentionally Left Blank]

Series C+ Preferred Share Purchase Agreement

20

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.

GROUP COMPANIES:	BURNING ROCK BIOTECH LIMITED

	By:	/s/ HAN Yusheng
	Name:	HAN Yusheng (汉雨生)
	Title:	Director

BR HONG KONG LIMITED

	By:	/s/ HAN Yusheng
	Name:	HAN Yusheng (汉雨生)
	Title:	Director

BEIJING BURNING ROCK BIOTECH LIMITED (北京博宁洛克生物科技有限公司) (Seal)

	By:	/s/ HAN Yusheng
	Name:	HAN Yusheng (汉雨生)
	Title:	Legal Representative

BURNING ROCK BIOTECHNOLOGY (SHANGHAI) CO., LTD. (燃石生物科技（上海）有限公司) (Seal)

	By:	/s/ HAN Yusheng
	Name:	HAN Yusheng (汉雨生)
	Title:	Legal Representative

BURNING ROCK BIOTECH LIMITED

SERIES C+ PREFERRED SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.

GROUP COMPANIES:	BURNING ROCK (BEIJING) BIOTECHNOLOGY CO., LTD. (燃石（北京）生物科技有限公司) (Seal)

	By:	/s/ HAN Yusheng
	Name	: HAN Yusheng (汉雨生)
	Title:	Legal Representative

GUANGZHOU BURNING ROCK DX CO., LTD. (广州燃石医学检验所有限公司) (Seal)

	By:	/s/ HAN Yusheng
	Name:	HAN Yusheng (汉雨生)
	Title:	Legal Representative

GUANGZHOU BURNING ROCK BIOTECHNOLOGY CO., LTD. (广州燃石生物科技有限公司) (Seal)

	By:	/s/ HAN Yusheng
	Name:	HAN Yusheng (汉雨生)
	Title:	Legal Representative

GUANGZHOU BURNING ROCK MEDICAL EQUIPMENT CO., LTD. (广州燃石医疗器械有限公司) (Seal)

	By:	/s/ HAN Yusheng
	Name:	HAN Yusheng (汉雨生)
	Title:	Legal Representative

BURNING ROCK BIOTECH LIMITED

SERIES C+ PREFERRED SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.

FOUNDER:

By:	/s/ HAN Yusheng
Name:	HAN Yusheng (汉雨生)

BURNING ROCK BIOTECH LIMITED

SERIES C+ PREFERRED SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.

MANAGEMENT SHAREHOLDERS:

By:	/s/ SHAO Liang
Name:	SHAO Liang (邵量)

By:	/s/ ZHOU Dan
Name:	ZHOU Dan (周丹)

By:	/s/ CHUAI Shaokun
Name:	CHUAI Shaokun (揣少坤)

By	:/s/ WU Zhigang
Name:	WU Zhigang (吴志刚)

BURNING ROCK BIOTECH LIMITED

SERIES C+ PREFERRED SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.

INVESTORS:	ORBIMED PARTNERS MASTER FUND LIMITED
By: OrbiMed Capital LLC, solely in its capacity as Investment Advisor

	By:	/s/ Geoffrey Hsu
	Name:	Geoffrey Hsu
	Title:	Member

BURNING ROCK BIOTECH LIMITED

SERIES C+ PREFERRED SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.

INVESTORS:	THE BIOTECH GROWTH TRUST PLC
By: OrbiMed Capital LLC, solely in its capacity as Portfolio Manager

	By:	/s/ Geoffrey Hsu
	Name:	Geoffrey Hsu
	Title:	Member

BURNING ROCK BIOTECH LIMITED

SERIES C+ PREFERRED SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.

INVESTORS:	ORBIMED GENESIS MASTER FUND, L.P.
By: OrbiMed Genesis GP, LLC, its General Partner
By: OrbiMed Advisors LLC, its Managing Member

	By:	/s/ Geoffrey Hsu
	Name:	Geoffrey Hsu
	Title:	Member

BURNING ROCK BIOTECH LIMITED

SERIES C+ PREFERRED SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.

INVESTORS:	WORLDWIDE HEALTHCARE TRUST PLC
By: OrbiMed Capital LLC, solely in its capacity as Portfolio Manager

	By:	/s/ Geoffrey Hsu
	Name:	Geoffrey Hsu
	Title:	Member

BURNING ROCK BIOTECH LIMITED

SERIES C+ PREFERRED SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.

INVESTORS:	CASDIN PARTNERS MASTER FUND, L.P.
By: Casdin Partners GP, LLC, its General Partner

	By:	/s/ Kevin O’Brien
	Name:	Kevin O’Brien
	Title:	Authorized Signatory

BURNING ROCK BIOTECH LIMITED

SERIES C+ PREFERRED SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.

INVESTORS:	LAV Biosciences Fund V, L.P.

By: LAV GP V, L.P.
Its General Partner
By: LAV Corporate V GP, Ltd.
Its: General Partner

	By:	/s/ Yu Luo
	Name:	Yu Luo
	Title:	Authorized Signatory

BURNING ROCK BIOTECH LIMITED

SERIES C+ PREFERRED SHARE PURCHASE AGREEMENT

SCHEDULE I-A-1

List of Founder

Founder	PRC ID Card/Passport Number
HAN Yusheng (汉雨生)	460100197806106115

Series C+ Preferred Share Purchase Agreement

Schedule I-A

SCHEDULE I-A-2

List of Holding Entities

Holding Entities	Place of Incorporation

Quantum Boundary Holdings Limited	The British Virgin Islands

Golden Dusk International Limited	The British Virgin Islands

Miraculous Dream International Limited	The British Virgin Islands

Zephyr Guardian International Limited	The British Virgin Islands

Silver Cygnus Holdings Limited	The British Virgin Islands

Quantum Intelligence Holding Limited	The British Virgin Islands

Loving Marvin Holdings Limited	The British Virgin Islands

Quantum Intelligence Group Limited	The British Virgin Islands

Winter Elves International Limited	The British Virgin Islands

Winter Elves Holdings Limited	The British Virgin Islands

Quantum Intelligence Developments Limited	The British Virgin Islands

Interstellar Gate Holdings Limited	The British Virgin Islands

Gentle Drizzle Group Limited	The British Virgin Islands

Gentle Drizzle International Limited	The British Virgin Islands

Series C+ Preferred Share Purchase Agreement

SCHEDULE I-A

SCHEDULE I-B

List of Management Shareholders

Management Shareholder	PRC ID Card/Passport Number
SHAO Liang (邵量)	341102197710086478
ZHOU Dan (周丹)	411282198012090322
CHUAI Shaokun (揣少坤)	120104197904106829
WU Zhigang (吴志刚)	320682197811038955

Series C+ Preferred Share Purchase Agreement

SCHEDULE I-B

SCHEDULE I-C

Capitalization Table of the Company immediately prior to the Closing

Shareholders	Shares	No. of Shares	% fully diluted
Quantum Boundary Holdings Limited	Ordinary Shares	29,071,045	16.496%
	Series A Preferred Shares	3,274,216	1.858%
	Series A+ Preferred Shares	2,304,434	1.308%
Golden Dusk International Limited	Ordinary Shares	6,166,632	3.499%
Miraculous Dream International Limited	Ordinary Shares	2,365,576	1.342%
	Series A Preferred Shares	2,046,385	1.161%
	Series A+ Preferred Shares	374,953	0.213%
	Series C Preferred Shares	78,918	0.045%
Zephyr Guardian International Limited	Ordinary Shares	1,002,587	0.569%
	Series A Preferred Shares	1,364,256	0.774%
	Series A+ Preferred Shares	224,972	0.128%
Silver Cygnus Holdings Limited	Ordinary Shares	1,880,386	1.067%
	Series A Preferred Shares	1,364,256	0.774%
	Series A+ Preferred Shares	812,398	0.461%
	Series C Preferred Shares	63,134	0.036%
Quantum Intelligence Holding Limited	Ordinary Shares	2,125,875	1.206%
	Series A Preferred Shares	682,128	0.387%
	Series A+ Preferred Shares	124,984	0.071%
Loving Marvin Holdings Limited	Ordinary Shares	3,972,049	2.254%
	Series A Preferred Shares	682,128	0.387%
	Series A+ Preferred Shares	637,420	0.362%
Quantum Intelligence Group Limited	Series A+ Preferred Shares	30,256	0.017%
	Series C Preferred Shares	9,470	0.005%
	Ordinary Shares	1,130,468	0.641%
Winter Elves International Limited	Series B Preferred Shares	36,089	0.020%
Winter Elves Holdings Limited	Ordinary Shares	272,851	0.155%
	Series A Preferred Shares	409,277	0.232%
	Series A+ Preferred Shares	1,422,946	0.807%
	Series B Preferred Shares	305,676	0.173%
	Series C Preferred Shares	1,652,550	0.938%
Quantum Intelligence Developments Limited	Series C Preferred Shares	9,470	0.005%
	Ordinary Shares	493,068	0.280%
Interstellar Gate Holdings Limited	Series C Preferred Shares	170,392	0.097%
Option Plan (reserved)	Ordinary Shares	6,851,788	3.888%
Gentle Drizzle Group Limited	Ordinary Shares	1,036,901	0.588%

Series C+ Preferred Share Purchase Agreement

SCHEDULE I-C

Gentle Drizzle International Limited	Ordinary Shares	545,703	0.310%
Northern Light Venture Capital III, Ltd.	Series A Preferred Shares	27,285,130	15.482%
Crest Top Developments Limited	Series A Preferred Shares	8,321,965	4.722%
	Series A+ Preferred Shares	1,746,032	0.991%
	Series B Preferred Shares	574,361	0.326%
LYFE Capital Stone (Hong Kong) Limited	Series A+ Preferred Shares	7,301,587	4.143%
	Series B Preferred Shares	5,897,359	3.346%
	Series C Preferred Shares	532,475	0.302%
SCC Venture V Holdco I, Ltd.	Series A+ Preferred Shares	5,555,556	3.152%
	Series B Preferred Shares	1,595,448	0.905%
Anssence Investments Limited	Series A+ Preferred Shares	634,921	0.360%
	Series B Preferred Shares	59,450	0.034%
SCC Venture VI Holdco, Ltd.	Series B Preferred Shares	8,077,148	4.583%
	Series C Preferred Shares	638,970	0.363%
EverGreen SeriesC Limited Partnership	Series B Preferred Shares	8,991,900	5.102%
	Series C Preferred Shares	4,066,970	2.308%
Owap Investment Pte Ltd	Series C Preferred Shares	8,519,600	4.834%
Owap Investment Pte Ltd (Warrant)	Series C Preferred Shares	2,129,900	1.209%
CMBI Private Equity Series SPC on behalf of and for the account of Biotechnology Fund IV SP	Series C Preferred Shares	2,129,900	1.209%
LAV Biosciences Fund V, L.P.	Series C Preferred Shares	3,194,850	1.813%
LYFE Mount Whitney Limited	Series C Preferred Shares	3,194,850	1.813%
A5J Ltd	Series C Preferred Shares	532,475	0.302%
Unique Invest Co., Ltd	Series C Preferred Shares	212,990	0.121%
Ampere Partners Holdings Limited	Series C Preferred Shares	42,598	0.024%
Total	/	176,232,072	100.000%

Series C+ Preferred Share Purchase Agreement

SCHEDULE I-D

SCHEDULE I-D

Capitalization Table of the Company immediately after the Closing (assuming the GIC Warrant has been exercised)

Shareholders	Shares	No. of Shares	% fully diluted
Quantum Boundary Holdings Limited	Ordinary Shares	29,071,045	16.107%
	Series A Preferred Shares	3,274,216	1.814%
	Series A+ Preferred Shares	2,304,434	1.277%
Golden Dusk International Limited	Ordinary Shares	6,166,632	3.417%
Miraculous Dream International Limited	Ordinary Shares	2,365,576	1.311%
	Series A Preferred Shares	2,046,385	1.134%
	Series A+ Preferred Shares	374,953	0.208%
	Series C Preferred Shares	78,918	0.044%
Zephyr Guardian International Limited	Ordinary Shares	1,002,587	0.555%
	Series A Preferred Shares	1,364,256	0.756%
	Series A+ Preferred Shares	224,972	0.125%
Silver Cygnus Holdings Limited	Ordinary Shares	1,880,386	1.042%
	Series A Preferred Shares	1,364,256	0.756%
	Series A+ Preferred Shares	812,398	0.450%
	Series C Preferred Shares	63,134	0.035%
Quantum Intelligence Holding Limited	Ordinary Shares	2,125,875	1.178%
	Series A Preferred Shares	682,128	0.378%
	Series A+ Preferred Shares	124,984	0.069%
Loving Marvin Holdings Limited	Ordinary Shares	3,972,049	2.201%
	Series A Preferred Shares	682,128	0.378%
	Series A+ Preferred Shares	637,420	0.353%
Quantum Intelligence Group Limited	Series A+ Preferred Shares	30,256	0.017%
	Series C Preferred Shares	9,470	0.005%
	Ordinary Shares	1,130,468	0.626%
Winter Elves International Limited	Series B Preferred Shares	36,089	0.020%

Series C+ Preferred Share Purchase Agreement

SCHEDULE I-D

Winter Elves Holdings Limited	Ordinary Shares	272,851	0.151%
	Series A Preferred Shares	409,277	0.227%
	Series A+ Preferred Shares	1,422,946	0.788%
	Series B Preferred Shares	305,676	0.169%
	Series C Preferred Shares	1,652,550	0.916%
Quantum Intelligence Developments Limited	Series C Preferred Shares	9,470	0.005%
	Ordinary Shares	493,068	0.273%
Interstellar Gate Holdings Limited	Series C Preferred Shares	170,392	0.094%
Option Plan (reserved)	Ordinary Shares	6,851,788	3.796%
Gentle Drizzle Group Limited	Ordinary Shares	1,036,901	0.574%
Gentle Drizzle International Limited	Ordinary Shares	545,703	0.302%
Northern Light Venture Capital III, Ltd.	Series A Preferred Shares	27,285,130	15.117%
Crest Top Developments Limited	Series A Preferred Shares	8,321,965	4.611%
	Series A+ Preferred Shares	1,746,032	0.967%
	Series B Preferred Shares	574,361	0.318%
LYFE Capital Stone (Hong Kong) Limited	Series A+ Preferred Shares	7,301,587	4.045%
	Series B Preferred Shares	5,897,359	3.267%
	Series C Preferred Shares	532,475	0.295%
SCC Venture V Holdco I, Ltd.	Series A+ Preferred Shares	5,555,556	3.078%
	Series B Preferred Shares	1,595,448	0.884%
Anssence Investments Limited	Series A+ Preferred Shares	634,921	0.352%
	Series B Preferred Shares	59,450	0.033%
SCC Venture VI Holdco, Ltd.	Series B Preferred Shares	8,077,148	4.475%
	Series C Preferred Shares	638,970	0.354%
EverGreen SeriesC Limited Partnership	Series B Preferred Shares	8,991,900	4.982%
	Series C Preferred Shares	4,066,970	2.253%
Owap Investment Pte Ltd	Series C Preferred Shares	8,519,600	4.720%
	Series C Preferred Shares (assuming the GIC Warrant has been exercised)	2,129,900	1.180%
CMBI Private Equity Series SPC on behalf of and for the account of Biotechnology Fund IV SP	Series C Preferred Shares	2,129,900	1.180%
LAV Biosciences Fund V, L.P.	Series C Preferred Shares	3,194,850	1.770%
	Series C+ Preferred Shares	587,440	0.325%
LYFE Mount Whitney Limited	Series C Preferred Shares	3,194,850	1.770%

Series C+ Preferred Share Purchase Agreement

SCHEDULE I-D

A5J Ltd	Series C Preferred Shares	532,475	0.295%
Unique Invest Co., Ltd	Series C Preferred Shares	212,990	0.118%
Ampere Partners Holdings Limited	Series C Preferred Shares	42,598	0.024%
OrbiMed Partners Master Fund Limited	Series C+ Preferred Shares	752,657	0.417%
Worldwide Healthcare Trust PLC	Series C+ Preferred Shares	1,413,528	0.783%
The Biotech Growth Trust PLC	Series C+ Preferred Shares	624,155	0.346%
OrbiMed Genesis Master Fund, L.P.	Series C+ Preferred Shares	146,861	0.081%
Casdin Partners Master Fund, L.P.	Series C+ Preferred Shares	734,300	0.407%
Total	/	180,491,013	100.000%

Series C+ Preferred Share Purchase Agreement

SCHEDULE I-D

SCHEDULE II

List of Investors

Investor	Number of Series C+ Closing Shares	Purchase Price		Purchase Price Per Share
OrbiMed Partners Master Fund Limited	752,657	US$	5,124,995	US$	6.809203265
Worldwide Healthcare Trust PLC	1,413,528	US$	9,625,000	US$	6.809203265
The Biotech Growth Trust PLC	624,155	US$	4,249,999	US$	6.809203265
OrbiMed Genesis Master Fund, L.P.	146,861	US$	1,000,006	US$	6.809203265
Casdin Partners Master Fund, L.P.	734,300	US$	5,000,000	US$	6.809203265
LAV Biosciences Fund V, L.P.	587,440	US$	4,000,000	US$	6.809203265
Total	4,258,941	US$	29,000,000		/

Series C+ Preferred Share Purchase Agreement

SCHEDULE II

SCHEDULE III

DEFINITIONS

1.	“Accounting Standards” means generally accepted accounting principles in the People’s Republic of China, applied on a consistent basis.

2.

“Action” means any charge, claim, action, complaint, petition, investigation, appeal, suit, litigation, grievance, inquiry or other proceeding, whether administrative, civil, regulatory or criminal, whether at law or in equity, or otherwise under any applicable Law, and whether or not before any mediator, arbitrator or Governmental Authority.

3.

“Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any partner, officer, director, member or employee of such Person and any venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Person.

4.

“Affiliated Fund” shall mean an affiliated fund or entity of any Investor, which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company.

5.	“Agreement” has the meaning ascribed to it in the Preamble to this Agreement.

6.	“Amended M&A” has the meaning ascribed to it in Section 2.9.

7.

“Associate” means, with respect to any Person, (i) a corporation or organization (other than the Group Companies) of which such Person is an officer or partner or is, directly or indirectly, the record or beneficial owner of five (5) percent or more of any class of Equity Securities of such corporation or organization, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, or (iii) any relative or spouse of such Person, or any relative of such spouse.

8.	“Beijing Subsidiary” has the meaning ascribed to it in the Preamble to this Agreement.

9.

“Benefit Plan” means any employment Contract, deferred compensation Contract, bonus plan, incentive plan, profit sharing plan, retirement Contract or other employment compensation Contract or any other plan which provides or provided benefits for any past or present employee, officer, consultant, and/or director of a Person or with respect to which contributions are or have been made on account of any past or present employee, officer, consultant, and/or director of such a Person.

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10.	“Board” or “Board of Directors” means any of the Group Company’s Board of Directors, as the case may be.

11.	“Breach” has the meaning ascribed to it in Section 7.1.

12.	“Business” has the meaning ascribed to it in the Recitals to this Agreement.

13.

“Business Day” means any day, other than a Saturday, Sunday or other day on which the commercial banks in the Cayman Islands, Hong Kong, Singapore or Beijing are authorized or required to be closed for the conduct of regular banking business.

14.	“Captive Structure” means the structure under which the WFOE Controls the Domestic Companies through the Cooperation Documents.

15.	“CFC” means a controlled foreign corporation as defined in the Code.

16.

“Charter Documents” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

17.

“Circular 37” means the Circular on the Management of Offshore Investment and Financing and Round-Trip Investment by Domestic Residents through Special Purpose Vehicles issued by the State Administration of Foreign Exchange issued by SAFE on July 4, 2014, including any of its applicable implementing rules or regulations.

18.	“Closing” has the meaning ascribed to it in Section 1.3(a).

19.	“Closing Account” has the meaning ascribed to it in Section 1.3(d).

20.	“Code” means the Internal Revenue Code of 1986, as amended.

21.	“Company” has the meaning ascribed to it in the Preamble to this Agreement.

22.	“Company IP” has the meaning ascribed to it in Section 12.1 of Schedule V.

23.	“Company Law” means the Companies Law (as amended) of the Cayman Islands.

24.

“Consent” means any consent, approval, authorization, release, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

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25.

“Contract” means a contract, agreement, understanding, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral.

26.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person; the terms “Controlling” and “Controlled” (and their lower-case counterparts) have meanings correlative to the foregoing.

27.

“Cooperation Documents” means the following set of contracts concluded by the relevant parties: (a) the Exclusive Business Cooperation Agreement (《独家业务合作协议》) entered into by and between Beijing Subsidiary and the WFOE on October 21, 2019; (b) the Equity Interest Pledge Agreement (《股权质押协议》) entered into by and among Beijing Subsidiary, the shareholders of Beijing Subsidiary and the WFOE on October 21, 2019; (c) the Exclusive Option Agreement (《独家购买权合同》) entered into by and among Beijing Subsidiary, the shareholders of Beijing Subsidiary and the WFOE on October 21, 2019; and (d) the Agreement for Power of Attorney (《授权委托协议》) entered into by and between the WFOE and the shareholders of Beijing Subsidiary on October 21, 2019.

28.	“Conversion Shares” means Ordinary Shares issuable upon conversion of any Preferred Shares.

29.

“Convertible Securities” means, with respect to any specified Person, securities convertible or exchangeable into any shares of any class of such specified Person, however described and whether voting or non-voting.

30.	“Director” means the member of the Board of Directors.

31.	“Disclosing Party” has the meaning ascribed to it in Section 8.2(c).

32.	“Domestic Company” has the meaning ascribed to it in the Preamble to this Agreement.

33.	“Employee Benefit Plans” has the meaning ascribed to it in Section 18.6 of Schedule V.

34.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing.

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SCHEDULE III

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35.	“Exclusivity Period” has the meaning ascribed to it in Section 6.3.

36.	“Execution Date” shall mean the date of this Agreement.

37.	“FCPA” means Foreign Corrupt Practices Act of the United States of America, as amended from time to time.

38.	“Financial Statements” has the meaning ascribed to it in Section 16 of Schedule V.

39.	“Founder” has the meaning ascribed to it in the Preamble to this Agreement.

40.

“GIC Warrant” means the warrant issued to Owap Investment Pte Ltd on January 31, 2019, pursuant to which Owap Investment Pte Ltd is entitled to purchase 2,129,900 Series C Preferred Shares at a per share exercise price of US$4.695056 (as may be adjusted from time to time).

41.

“Governmental Authority” means the government of any nation, province, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, regulation or compliance, and any corporation or other entity owned or controlled, through share or capital ownership or otherwise, by any of the foregoing.

42.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

43.	“Grace Period” has the meaning ascribed to it in Section 7.3.

44.	“Group Companies” has the meaning ascribed to it in the Preamble to this Agreement.

45.	“Guangzhou Biotechnology Subsidiary” has the meaning ascribed to it in the Preamble to this Agreement.

46.	“Guangzhou Equipment Subsidiary” has the meaning ascribed to it in the Preamble to this Agreement.

47.	“Guangzhou Laboratories Subsidiary” has the meaning ascribed to it in the Preamble to this Agreement.

48.	“HK Company” has the meaning ascribed to it in the Preamble to this Agreement.

49.	“HKIAC” has the meaning ascribed to it in Section 8.15(b).

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SCHEDULE III

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50.	“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

51.	“Indemnifiable Loss” has the meaning ascribed to it in Section 7.1.

52.	“Indemnitee” has the meaning ascribed to it in Section 7.1.

53.

“Intellectual Property” means any and all (i) patents, patent rights and applications therefor and reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, mask works and registrations and applications therefor, author’s rights and works of authorship (including artwork, software, computer programs, source code, object code and executable code, firmware, development tools, files, records and data, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, and algorithms and other intellectual property, (vi) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, and (vii) the goodwill symbolized or represented by the foregoing.

54.	“Investors” has the meaning ascribed to it in the Preamble to this Agreement.

55.	“Key Employee” means each of the Persons listed in Schedule IV.

56.	“Key Holder” has the meaning ascribed to it in the Preamble to this Agreement.

57.

“Key Investors’ Directors” means any Director appointed by any investor to the Company holding no less than five percent (5%) of the total issued and outstanding shares of the Company on an as converted and as-exercised basis.

58.	“Knowledge” including the phrase “to the Warrantors’ knowledge” shall mean the actual knowledge after reasonable investigation of the Key Employees and the Founder.

59.

“Law” or “Laws” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority.

60.	“Lease” has the meaning ascribed to it in Section 11.2 of Schedule V.

61.

“Licenses” means, collectively, (a) all licenses, sublicenses, and other Contracts to which any Group Company is a party and pursuant to which any third party is authorized to use, exercise or receive any benefit from any material Company IP, and (b) all licenses, sublicenses and other Contracts to which any Group Company is a party and pursuant to which such Group Company is authorized to use, exercise, or receive any benefit from any material Intellectual Property of another Person, in each case except for (i) agreements involving “off-the-shelf” commercially available software, and (ii) non-exclusive licenses to customers of the Business in the ordinary course of business consistent with past practice.

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62.

“Lien” means any mortgage, pledge, claim, security interest, encumbrance, title defect, lien, charge or other restriction or limitation (whether on voting, sale, transfer, disposition or otherwise), whether imposed by Contract, understanding, law, equity or otherwise.

63.	“Management Shareholders” has the meaning ascribed to it in the Preamble to this Agreement.

64.	“Material Agreements” has the meaning ascribed to it in Section 13.1 of Schedule V.

65.

“Material Adverse Effect” means any (i) event, occurrence, fact, condition, change or development that has had, has, or could reasonably be expected to have, individually or together with other events, occurrences, facts, conditions, changes or developments, a material adverse effect on the business, properties, assets, employees, operations, results of operations, condition (financial or otherwise), prospects, assets or liabilities of the Group Companies taken as a whole, (ii) material impairment of the ability of any Party (other than the Investors) to perform the material obligations of such party under any Transaction Documents, or (iii) material impairment of the validity or enforceability of this Agreement or any other Transaction Document against any Party hereto or thereto (other than the Investors).

66.

“MOFCOM” means the Ministry of Commerce of the PRC or, with respect to any matter to be submitted for examination and approval by the Ministry of Commerce, any Governmental Authority which is similarly competent to examine and approve such matter under the laws of the PRC.

67.	“OrbiMed” means OrbiMed Partners Master Fund Limited, Worldwide Healthcare Trust PLC, The Biotech Growth Trust PLC and OrbiMed Genesis Master Fund, L.P.

68.	“OFAC” has the meaning ascribed to it in Section 20.1(a) of Schedule V.

69.	“OFAC Sanctioned Person” has the meaning ascribed to it in Section 20.1 of Schedule V.

70.	“OFAC Sanctions” has the meaning ascribed to it in Section 20.1(a) of Schedule V.

71.

“Option Plan” means an employee share incentive plan adopted by the Company for the issuances of up to 10,580,468 Ordinary Shares for issuance to officers, directors, employees and consultants of the Company.

72.	“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Authority.

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73.	“Ordinary Shares” has the meaning specified in Section 2.1(a) of Schedule V.

74.	“Parties” has the meaning ascribed to it in the Preamble to this Agreement.

75.

“Permitted Liens” means (i) the Liens for Taxes not yet delinquent or the validity of which are being contested in good faith and for which there are adequate reserves on the applicable financial statements, and (ii) the Liens incurred in the ordinary course of business, which (a) do not individually or in the aggregate materially detract from the value, use, or transferability of the assets that are subject to such Liens, and (b) were not incurred in connection with the borrowing of money.

76.	“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

77.	“PFIC” means a passive foreign investment company as defined in the Code.

78.	“PRC” means the Peoples’ Republic of China, excluding Hong Kong, the Macau Special Administrative Region and Taiwan.

79.

“Preferred Shares” means any and all preferred shares outstanding and to be issued by the Company, including but not limited to Series A Preferred Shares, Series A+ Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and Series C+ Preferred Shares.

80.	“Preferred Shareholders” means the shareholders who hold Preferred Shares of the Company.

81.

“Public Official” means an employee of a Governmental Authority, a member of a political party, a political candidate, an officer of a public international organization, or an officer or employee of a state-owned enterprise, including a PRC state-owned enterprise.

82.

“Public Software” means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including, without limitation, software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (A) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL), (B) the Artistic License (e.g., PERL), (C) the Mozilla Public License, (D) the Netscape Public License, (E) the Sun Community Source License (SCSL), (F) the Sun Industry Standards License (SISL), (G) the BSD License, and (H) the Apache License.

83.	“Purchase Price” has the meaning ascribed to it in Section 1.1.

84.	“Related Party” has the meaning ascribed to it in Section 14.3 of Schedule V.

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85.	“Representatives” has the meaning ascribed to it in Section 20.2 of Schedule V.

86.	“Required Governmental Consents” has the meaning ascribed to it in Section 8.3 of Schedule V.

87.	“Restated Shareholders’ Agreement” has the meaning ascribed to it in Section 2.10.

88.	“SAFE” means the State Administration of Foreign Exchange of the PRC.

89.	“SAFE Rules and Regulations” mean collectively, the Circular 37 and any other applicable SAFE rules and regulations, as amended.

90.

“SAMR” means the State Administration for Market Regulation of the PRC or, with respect to the issuance of any business license or filing or registration to be effected by or with the State Administration for Market Regulation, any Governmental Authority which is similarly competent to issue such business license or accept such filing or registration under the laws of the PRC.

91.	“SDN List” has the meaning ascribed to it in Section 20.1(b) of Schedule V.

92.	“Secretary” has the meaning ascribed to it in Section 20.1(a) of Schedule V.

93.	“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (or comparable Laws in jurisdictions other than the United States).

94.	“Security Holder” has the meaning ascribed to it in Section 6.8.

95.	“Series A Preferred Shares” has the meaning specified in Section 2.1(b) of Schedule V.

96.	“Series A+ Preferred Shares” has the meaning specified in Section 2.1(c) of Schedule V.

97.	“Series B Preferred Shares” has the meaning specified in Section 2.1(d) of Schedule V.

98.	“Series C Preferred Shares” has the meaning specified in Section 2.1 (e) of Schedule V.

99.	“Series C+ Closing Shares” has the meaning ascribed to it in Section 1.1.

100.	“Series C+ Preferred Shares” means the series C+ preferred shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Amended M&A.

101.	“Shanghai Subsidiary” has the meaning ascribed to it in the Preamble to this Agreement.

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102.	“Statement Date” has the meaning ascribed to it in Section 16 of Schedule V.

103.

“Subsidiary” or “subsidiary” means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person (x) more than 50% of whose shares or other interests entitled to vote in the election of directors or (y) more than a 50% interest in the profits or capital of such Person are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with International Financial Reporting Standards or US GAAP, or (iii) any Person with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary. For the avoidance of doubt, the Subsidiaries of the Company shall include the Group Companies.

104.

“Tax” means (a) any national, provincial, municipal, or local taxes, charges, fees, levies, or other assessments, including, without limitation, all net income (including enterprise income tax and individual income withholding tax), turnover (including value-added tax, business tax, and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education fees), property (including urban real estate tax and land use fees), documentation (including stamp duty and deed tax), filing, recording, tariffs (including import duty and import value-added tax), and estimated and provisional taxes, charges, fees, levies, or other assessments of any kind whatsoever, (b) all interest, penalties (administrative, civil or criminal), or additional amounts imposed by any Governmental Authority in connection with any item described in clause (a) above, and (c) any form of transferee liability imposed by any Governmental Authority in connection with any item described in clauses (a) and (b) above.

105.

“Tax Liability” means an amount equal to any and all losses, liabilities, damages, suits, obligations, judgments or settlements or any kind (including all reasonable legal costs, costs of recovery and other expenses incurred by the Investors) resulting from any claim of taxation (including those resulting from cancellation or reclamation of tax benefits of any kind relating to the Group Companies) arising from an event relating to Tax occurring before the Closing.

106.

“Tax Return” means any return, report or statement showing Taxes, used to pay Taxes, or required to be filed with respect to any Tax (including any elections, declarations, schedules or attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated or provisional Tax.

107.	“Termination Date” has the meaning ascribed to it in Section 8.22(b).

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108.	“Transaction Documents” means this Agreement, the Amended M&A, the Restated Shareholders’ Agreement and any other agreements, instruments or documents entered into in connection with this Agreement.

109.	“Transaction Terms” has the meaning ascribed to it in Section 8.2(a).

110.	“US GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

111.	“United States Person” has the meaning ascribed to such term is Section 20.1(c) of Schedule V.

112.	“US$” means the United States dollar, the lawful currency of the United States of America.

113.	“Warrantors” means each of the Group Companies, the Key Holders, and “Warrantor” means any one of them.

114.	“WFOE” has the meaning ascribed to it in the Preamble to this Agreement.

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10

SCHEDULE IV

SCHEDULE OF KEY EMPLOYEES

Name	Title
HAN Yusheng (汉雨生)	Chief Executive Officer
WU Zhigang (吴志刚)	VP of Business Development
SHAO Liang (邵量)	East China Sales Director
ZHOU Dan (周丹)	South China VP of Sales
CHUAI Shaokun (揣少坤)	Chief Operation Officer
ZHOU Nannan (周楠楠)	North China Sales Director
DUAN Feidie (段飞蝶)	Associate Director of Inspection Dept. & Product Center
Zhang Zhihong (张之宏)	Chief Technology Officer
Liu Hao (刘颢)	Chief Medical Officer

Series C+ Preferred Share Purchase Agreement

SCHEDULE IV

SCHEDULE V

REPRESENTATIONS AND WARRANTIES OF

THE WARRANTORS

1.	Organization, Good Standing, Corporate Power and Qualification.

Except as set forth in a private placement memorandum of the Company dated December 2019 which has been circulated to the Investors (the “Private Placement Memorandum”), each Group Company is a corporation duly organized, validly existing and in good standing under the Laws of their respective jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and assets, to carry on its business as presently conducted and as proposed to be conducted, and to perform each of its obligations under the Transaction Documents to which it is a party. Each Group Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. Each Group Company that is a PRC entity has a valid business license issued by the SAMR or its local branch or other relevant Governmental Authorities, and has, since its establishment, carried on its business materially in compliance with the business scope set forth in its business license.

2.	Capitalization.

2.1

Company. Immediately prior to the Closing, the Company is authorized to issue up to a maximum of 500,000,000 shares, consisting of the following as further set forth in the capitalization table attached hereto as Schedule I-C:

a)

Ordinary Shares. A total of 376,415,039 authorized Ordinary Shares, par value US$0.0001 per share of the Company (each an “Ordinary Share”), of which 50,063,141 shares are issued and outstanding, 123,584,961 shares are reserved for the conversion of Preferred Shares, and 10,580,468 shares reserved for the Option Plan;

b)

Series A Preferred Shares. A total of 45,429,741 authorized Series A Preferred Shares, par value of US$0.0001 (“Series A Preferred Shares”, and each a “Series A Preferred Share”), all of which are issued and outstanding. The rights, privileges and preferences of the Series A Preferred Shares are as stated in the Amended M&A as provided by the Company Law.

c)

Series A+ Preferred Shares. A total of 21,179,336 authorized Series A+ Preferred Shares, par value of US$0.0001 (“Series A+ Preferred Shares, and each a “Series A+ Preferred Share”), all of which are issued and outstanding. The rights, privileges and preferences of the Series A+ Preferred Shares are as stated in the Amended M&A as provided by the Company Law.

Series C+ Preferred Share Purchase Agreement

SCHEDULE V

d)

Series B Preferred Shares. A total of 25,537,431 authorized Series B Preferred Shares, par value of US$0.0001 (“Series B Preferred Shares, and each a “Series B Preferred Share”), all of which are issued and outstanding. The rights, privileges and preferences of the Series B Preferred Shares are as stated in the Amended M&A as provided by the Company Law.

e)

Series C Preferred Shares. A total of 27,179,512 authorized Series C Preferred Shares, par value of US$0.0001 (“Series C Preferred Shares, and each a “Series C Preferred Share”), 25,049,612 of which are issued and outstanding. The rights, privileges and preferences of the Series C Preferred Shares are as stated in the Amended M&A as provided by the Company Law.

f)	Series C+ Preferred Shares. A total of 4,258,941 authorized Series C+ Preferred Shares, none of which has been issued.

g)

Options, Warrants and Reserved Shares. The Company has reserved 123,584,961 Ordinary Shares for the conversion of Preferred Shares and 10,580,468 Ordinary Shares for the Option Plan. Except for (i) the conversion privileges of the Preferred Shares, the Option Plan and the GIC Warrant, (ii) the pre-emptive rights provided in the Restated Shareholders’ Agreement to be entered into upon the Closing, and (iii) other rights provided under applicable laws of the PRC, there are no other options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the Equity Securities of the Company. Except as noted in this Section 2.1 and the rights provided in the Restated Shareholders’ Agreement, no Equity Securities of the Company’s outstanding share capital, or shares issuable upon exercise or exchange of any outstanding options or other shares issuable by the Company, are subject to any encumbrance, preemptive rights, rights of first refusal or other rights to purchase such shares (whether in favor of the Company or any other person).

h)

Principal Shareholders. A complete list of (i) each director and executive officer of the Company, and (ii) each person known to the Company to own beneficially more than 5% or more of each class of the voting securities of the Company as of the date of the Private Placement Memorandum, indicating the type and number of shares, options or other Equity Securities held by each such shareholder, has been set forth in the Private Placement Memorandum.

2.2

HK Company. The authorized share capital of the HK Company is and immediately prior to and following the Closing shall be HK$1, divided into 1 share of HK$1 each, all of which is issued and outstanding and held by the Company.

Series C+ Preferred Share Purchase Agreement

SCHEDULE V

2.3

No Other Securities. Except for (a) the conversion privileges of the Series C+ Closing Shares to be issued under this Agreement, the Series A Preferred Shares, the Series A+ Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares, (b) the right provided in the GIC Warrant, (c) the rights provided in the Amended M&A and the Restated Shareholders’ Agreement and the Cooperation Documents, and (d) the Ordinary Shares to be issued under Option Plan, there are no and at the Closing there shall be no other authorized or outstanding Equity Securities of any Group Company, including but not limited to options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any Ordinary Share, Series A Preferred Shares, Series A+ Preferred Shares, Series B Preferred Share, Series C Preferred Share or Series C+ Preferred Share, or any securities convertible into or exchangeable for Ordinary Shares, Series A Preferred Shares, Series A+ Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series C+ Preferred Shares of the Company, or to purchase or acquire from the other Group Companies any Equity Securities. All of the Company’s issued and outstanding Ordinary Shares and all the Company’s underlying outstanding options are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not less than 180 days following the Company’s initial public offering pursuant to a registration statement filed with the SEC under the Securities Act. Except as contemplated under the Transaction Documents and except as set forth in the Private Placement Memorandum, there are no voting or similar agreements which relate to the share capital or registered capital of any Group Company. No Group Company is a party or subject to any Contract that affects or relates to the voting or giving of written consents with respect to, or the right to cause the redemption, or repurchase of, any Equity Security of such Group Company.

2.4

Issuance and Status. All presently outstanding Equity Securities of each Group Company were duly and validly issued (or subscribed for) in compliance with all applicable Laws, preemptive rights of any Person, and applicable Contracts. All share capital or registered capital, as the case may be, of each Group Company have been duly and validly issued and fully paid (or subscribed for), is nonassessable, and is and as of the Closing shall be free of any and all Liens (except for any restrictions on transfer under the Transaction Documents, the Cooperation Documents and other ancillary agreements and applicable Laws). Except as contemplated under the Transaction Documents, there are no (a) resolutions pending to increase the share capital or registered capital of any Group Company or cause the liquidation, winding up, or dissolution of any Group Company, nor has any distress, execution or other process been levied against any Group Company, (b) dividends which have accrued or been declared but are unpaid by any Group Company, (c) obligations, contingent or otherwise, of any Group Company to repurchase, redeem, or otherwise acquire any Equity Securities, or (d) outstanding or authorized equity appreciation, phantom equity, equity plans or similar rights with respect to any Group Company. All dividends (if any) or distributions (if any) declared, made or paid by each Group Company, and all repurchases and redemptions of Equity Securities of each Group Company (if any), have been declared, made, paid, repurchased or redeemed, as applicable, in accordance with its Charter Documents and all applicable Laws. Each Group Company is the sole record and beneficial holder of all of its Equity Securities, free and clear of all Liens of any kind other than those arising under applicable Law or as set forth in the Cooperation Documents.

Series C+ Preferred Share Purchase Agreement

SCHEDULE V

3.	Corporate Structure; Subsidiaries.

The description of the corporate structure of the Company as set forth in the Private Placement Memorandum is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company which has not been disclosed in the Private Placement Memorandum. The Company was formed solely to acquire and hold the equity interests in the HK Company and the HK Company was formed solely to acquire and hold the equity interests in the WFOE. Neither the Company nor the HK Company has engaged in any other business and has not incurred any material liability since its formation. The WFOE is engaged in the Business as set forth in the Recitals and has no other business. No Key Holder and no Person owned or controlled by any Key Holder (other than a Group Company), is engaged in the Business or has any assets in relation to the Business or any Contract with any Group Company.

The WFOE has been lawfully incorporated under the laws of the PRC. The Company, the HK Company, the Key Holders, the Holding Entities as listed in Schedule I-A-2 attached hereto, the Beijing Subsidiary and the WFOE have completed the key documentation in connection with the transactions, and each of the Cooperation Documents has been executed and delivered. Except as set forth in the Private Placement Memorandum, each direct and indirect equity interest holder or beneficial owner of the Company has complied with the registration requirements under Circular 37 or any successor rule or regulation under PRC law, in relation to the transactions contemplated under this Agreement, and has made all oral or written filings, registrations, reporting or any other communications required by SAFE or any of its local branches. No Group Company has, nor has any Security Holder, received any oral or written inquiries, notifications, orders or any other form of official correspondence from SAFE or any of its local branches with respect to any actual or alleged non-compliance with SAFE Rules and Regulations.

Series C+ Preferred Share Purchase Agreement

SCHEDULE V

4.	Authorization.

Each Warrantor has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out and perform its obligations thereunder. All corporate action required to be taken by each Group Company’s board of directors and shareholders in order to authorize each respective Group Company to enter into the Transaction Documents to which each such Group Company is a party, and to carry out and perform its obligations thereunder, including but not limited to the issuance of the Series C+ Closing Shares at the Closing. All action on the part of the officers of each Group Company necessary for the authorization, execution and delivery of the Transaction Documents, the performance of all obligations of such Group Company under the Transaction Documents to be performed as of the Closing, and the authorization, issuance, sale and delivery of the Series C+ Closing Shares, has been taken or will be taken prior to the Closing. All action on the part of the officers of each Group Company necessary for the performance of all obligations of such Group Company under the Transaction Documents to be performed as of the Closing has been taken or will be taken prior to the Closing. The Transaction Documents, when executed and delivered by each Group Company, shall constitute valid and legally binding obligations of each Group Company, enforceable against each Group Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Restated Shareholders’ Agreement may be limited by applicable securities laws. For the purpose only of this Agreement, “reserve”, “reservation” or similar words with respect to a specified number of Ordinary Shares, Series A Preferred Shares, Series A+ Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series C+ Preferred Shares of the Company shall mean that the Company shall, and the Board of Directors of the Company shall procure that the Company shall, refrain from issuing such number of shares so that such number of shares will remain in the authorized but unissued share capital of the Company until the conversion rights of the holders of any Convertible Securities exercisable for such shares are exercised in accordance with the Amended M&A or otherwise.

5.	Valid Issuance of Shares.

5.1

The Series C+ Closing Shares, when issued, sold and allotted in accordance with the terms and for the consideration set forth in this Agreement and registered on the register of members of the Company, will be duly and validly issued, fully paid and nonassessable and free of any restriction on transfer other than restrictions on transfer under this Agreement, the Restated Shareholders’ Agreement, applicable securities laws and liens or encumbrances created by or imposed by the Investors. Subject in part to the accuracy of the representations of the Investors in Schedule VI of this Agreement, the Series C+ Closing Shares will be issued in compliance with all applicable Laws. The Conversion Shares have been duly reserved for issuance, and upon issuance in accordance with the terms of the Amended M&A, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable Laws and liens or encumbrances created by or imposed by the Investors. The issuance of any Series C+ Closing Shares is not subject to any preemptive rights or rights of first refusal, or if any such preemptive rights or rights of first refusal exist, waiver of such rights has been obtained from the holders thereof. The Conversion Shares will be issued in compliance with all applicable securities laws.

Series C+ Preferred Share Purchase Agreement

SCHEDULE V

5.2

All presently outstanding shares of the Company were duly and validly issued, fully paid and non-assessable, and are free and clear of any liens and free of restrictions on transfer (except for any restrictions on transfer under applicable securities laws) and have been issued in compliance in all material respects with the requirements of all applicable securities laws and regulations, including, to the extent applicable, the Securities Act.

6.	Governmental Consents and Filings.

All the Consents from or filings with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated by the Transaction Documents, in any case on the part of any party thereto (other than the Investors) have been duly obtained or completed (as applicable) and are in full force and effect. The execution, delivery and performance of each Transaction Document by each party thereto (other than the Investors) do not, and the consummation by such party of the transactions contemplated thereby will not, (i) result in any violation of, be in conflict with, or constitute a default under, require any Consent under, or give any Person rights of termination, amendment, acceleration or cancellation under, with or without the passage of time or the giving of notice, any Governmental Order, any provision of the Charter Documents of any Group Company, any applicable Laws (including without limitation Order No. 10 and the SAFE Rules and Regulations), or any Material Agreement, (ii) result in any violation of, be in conflict with, or constitute a default under, any termination, modification, cancellation, or suspension of any material right of, or any augmentation or acceleration of any material obligation of, any Group Company (including without limitation, any indebtedness of such Group Company), or (iii) result in the creation of any Lien upon any of the material properties or assets of any Group Company other than Permitted Liens.

7.	Offering.

Subject in part to the accuracy of each Investor’s representations set forth in Schedule VI of this Agreement, the offer, sale and issuance of the Series C+ Closing Shares are exempt from the qualification, registration and prospectus delivery requirements of the Securities Act and any other applicable securities Laws.

8.	Compliance with Laws.

8.1

Except as set forth in the Private Placement Memorandum, each Group Company is, and has been in material compliance with all applicable laws applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets or properties.

8.2

Except as set forth in the Private Placement Memorandum, no event has occurred and no circumstance exists that to the Warrantors’ knowledge (i) constitutes or may constitute or result in a violation by any Group Company, or a failure on the part of any Group Company to comply with any law, or (ii) may give rise to any obligation on the part of any Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, except for such violations or failures by a Group Company that, individually or in the aggregate, would not result in any Material Adverse Effect. None of the Group Companies has received any notice from any Governmental Authority regarding any of the foregoing. No Group Company is under investigation, has received any Government Order, or is subject to any Action with respect to a violation of any Law.

Series C+ Preferred Share Purchase Agreement

SCHEDULE V

8.3

Except as set forth in the Private Placement Memorandum, all the Consents from or with the relevant Governmental Authority required in respect of the due and proper establishment and operations of each Group Company as now conducted, including but not limited to the Consents from or with MOFCOM, SAMR, SAFE, any Tax bureau, customs authorities, product registration authorities, and health regulatory authorities and the local counterpart thereof, as applicable (or any predecessors thereof, as applicable) (collectively, the “Required Governmental Consents”), have been duly obtained or completed in accordance with all applicable Laws.

8.4

No Required Governmental Consent contains any burdensome restrictions or conditions, and each Required Governmental Consent is in full force and effect and will remain in full force and effect upon the consummation of the transactions contemplated hereby. None of the Group Companies is in default under any Required Governmental Consent or has exceeded the permitted scope of activities under any such Required Governmental Consent. To the Knowledge of the Warrantors, there is no reason to believe that any Required Governmental Consent which is subject to periodic renewal will not be granted or renewed. No Group Company has received any letter or other communication from any Governmental Authority threatening or providing notice of revocation of any Required Governmental Consent issued to any Group Company or the need for compliance or remedial actions in respect of the activities carried out directly or indirectly by any Group Company.

8.5

No Group Company has received any written notice from any Governmental Authority regarding (i) any actual, alleged or likely material violation of, or material failure to comply with, any law, or (ii) any actual, alleged or likely material obligation on the part of any Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

8.6

No Group Company, nor any director, agent, employee or any other person acting for or on behalf of any Group Company, has directly or indirectly (i) made any contribution, gift, bribe, payoff, influence payment, kickback, or any other fraudulent payment in any form, whether in money, property, or services to any Public Official or otherwise (A) to obtain favorable treatment in securing business for a Group Company, (B) to pay for favorable treatment for business secured, or (C) to obtain special concessions or for special concessions already obtained, for or in respect of any Group Company, in each case which would have been in violation of any applicable law or (ii) established or maintained any fund or assets in which any Group Company shall have proprietary rights that have not been recorded in the books and records of a Group Company.

Series C+ Preferred Share Purchase Agreement

SCHEDULE V

8.7

During the previous five (5) years, the Key Holders have not been (i) subject to voluntary or involuntary petition under any applicable bankruptcy laws or any applicable insolvency law or the appointment of a manager, receiver, or similar officer by a court for his business or property; (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offences); (iii) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (iv) found by a court of competent jurisdiction in a civil action or by any regulatory organization to have violated any applicable securities, commodities or unfair trade practices law whatsoever, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

9.	Compliance with Other Instruments.

9.1

The Group Companies and the Key Holders are not in violation or default (i) of any provisions of its memorandum of association (if any), articles of association or any other applicable constitutional document, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any material lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) of any provision of statute, rule or regulation applicable to such Group Company, the violation of which would either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of any Group Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to any Group Company, which would either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2	Except as disclosed in the Private Placement Memorandum, there are no material penalties and fines that has ever been imposed on any of the Group Company.

Series C+ Preferred Share Purchase Agreement

SCHEDULE V

10.	Corporate Documents; Books and Records.

The Charter Documents and all other constitutional documents (or analogous constitutional documents) of each Group Company are in the form provided to the Investors. Each Group Company has been in compliance with its constitutional documents (or analogous constitutional documents) in all material respects, and none of the Group Companies has materially violated or breached any of their respective constitutional documents (or analogous constitutional documents). The copy of the minute books of the Company provided to the Investors contains minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes. Each Group Company maintains its books of accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior practice, and which permits its financial statements to be prepared in accordance with the applicable Accounting Standards. None of the books of account or records of any Group Company contains any falsified entries. The register of members and directors (or any document to similar effect) of each Group Company is correct, there has been no notice of any proceedings to rectify any such register, and there are no circumstances which might lead to any application for its rectification. Except as set forth in the Private Placement Memorandum, all documents required to be filed by each Group Company with the applicable Governmental Authority in respect of the relevant jurisdiction in which the relevant Group Company is incorporated or established have been properly made up and filed.

11.	Title; Properties.

11.1

Title; Personal Property. Each Group Company has good and valid title to, or valid leasehold interest in, all of its respective assets, whether tangible or intangible, in each case free and clear of all Liens, other than Permitted Liens. The foregoing assets collectively represent in all material respects all assets (including all rights and properties) necessary for the conduct of the business of each Group Company as presently conducted. Except for leased or licensed assets, no Person other than a Group Company owns any interest in any such assets. All leases of real or personal property to which a Group Company is a party are fully effective and afford the Group Company valid leasehold possession of the real or personal property that is the subject of the lease. All machinery, vehicles, equipment and other tangible personal property owned or leased by a Group Company are (a) in good condition and repair in all material respects (reasonable wear and tear excepted) and (b) not obsolete or in need in any material respect of renewal or replacement, except for renewal or replacement in the ordinary course of business. There are no facilities, services, assets or properties which are used in connection with the business of the Group and which are shared with any other Person that is not a Group Company.

Series C+ Preferred Share Purchase Agreement

SCHEDULE V

11.2

Real Property. Except as set forth in the Private Placement Memorandum, each Group Company holds leased real or personal property under valid and enforceable leases (the “Leases”) with no terms or provisions that would materially interfere with the use made or to be made thereof by it. There is no material claim asserted or, to the Knowledge of the Warrantors, threatened by any Person regarding the lessor’s ownership of the property demised pursuant to each Lease. Each Lease is in compliance in all material respects with applicable Laws, including with respect to the ownership and operation of property and conduct of business as now conducted by the applicable Group Company which is a party to such Lease. Each Group Company which is party to a Lease has accepted possession of the property demised pursuant to the Lease and is in actual possession thereof and has not sublet, assigned or hypothecated its leasehold interest. No Group Company uses any real property in the conduct of its business except insofar as it has secured a Lease with respect thereto. The leasehold interests under the Leases held by each Group Company are adequate for the conduct of the business of such Group Company as currently conducted. To the Knowledge of the Warrantors, there exists no pending or , threatened condemnation, confiscation, eminent domain proceeding, dispute, claim, demand or similar proceeding with respect to, or which could materially and adversely affect, the continued use and enjoyment of such leasehold interests. To the Knowledge of the Warrantors, there are no circumstances that would entitle any Governmental Authority or other Person to take possession or otherwise restrict use, possession or occupation of any property subject to any Leases. The use and operation of the real properties subject to the Leases by the Group Companies is in compliance with all applicable Laws in all material respects, including, without limitation, all applicable building codes, environmental, zoning, subdivision, and land use laws. None of the Group Companies has received notice from any Governmental Authority advising it of a violation (or an alleged violation) of any such laws or regulations.

12.	Intellectual Property.

12.1

Company IP. Each Group Company owns or otherwise has sufficient rights (including but not limited to the rights of development, maintenance, licensing and sale) to all Intellectual Property necessary and sufficient to conduct its business as currently conducted by such Group Company (“Company IP”) without any known conflict with or known infringement of the rights of any other Person.

12.2

IP Ownership. All Company IP is owned by and registered or applied for solely in the name of a Group Company, is valid and subsisting and has not been abandoned, and all necessary registration, maintenance and renewal fees with respect thereto and currently due have been satisfied. No Group Company or any of its employees, officers or directors has taken any actions or failed to take any actions that would cause any Company IP to be invalid, unenforceable or not subsisting. No funding or facilities of a Governmental Authority or a university, college, other educational institution or research center was used in the development of any material Company IP. No material Company IP is the subject of any Lien, license or other Contract granting rights therein to any other Person. No Group Company is or has been a member or promoter of, or contributor to, any industry standards bodies, patent pooling organizations or similar organizations that could require or obligate a Group Company to grant or offer to any Person any license or right to any material Company IP. No Company IP is subject to any proceeding or outstanding Governmental Order or settlement agreement or stipulation that (a) restricts in any manner the use, transfer or licensing thereof, or the making, using, sale, or offering for sale of any Group Company’s products or services, by any Group Company, or (b) may affect the validity, use or enforceability of such Company IP. Each Key Holder has assigned and transferred to a Group Company any and all of his/her Intellectual Property related to the Business. No Group Company has (i) transferred or assigned any material Company IP; (ii) authorized the joint ownership of, any material Company IP; or (iii) permitted the rights of any Group Company in any material Company IP to lapse or enter the public domain.

Series C+ Preferred Share Purchase Agreement

SCHEDULE V

12.3

Infringement, Misappropriation and Claims. No Group Company has violated, infringed or misappropriated in any material respect any Intellectual Property of any other Person nor has any Group Company received any written notice alleging any of the foregoing. To the Knowledge of the Warrantors, no Person has violated, infringed or misappropriated any material Company IP of any Group Company, and no Group Company has given any written notice to any other Person alleging any of the foregoing. No Person has challenged the ownership or use of any material Company IP by a Group Company. No Group Company has agreed to indemnify any Person for any infringement, violation or misappropriation of any Intellectual Property by such Person.

12.4

Assignments and Prior IP. All material inventions and material know-how conceived by employees of a Group Company related to the business of such Group Company are currently owned exclusively by a Group Company. All employees, contractors, agents and consultants of a Group Company who are or were involved in the creation of any Intellectual Property for such Group Company have executed an assignment of inventions agreement that vests in a Group Company exclusive ownership of all right, title and interest in and to such Intellectual Property, to the extent not already provided by Law. All employee inventors of Company IP have received reasonable reward and remuneration from a Group Company for his/her service inventions or service technology achievements in accordance with the applicable PRC Laws. To the Knowledge of the Warrantors, it will not be necessary to utilize any Intellectual Property of any such Persons made prior to their employment by a Group Company, except for those that are exclusively owned by a Group Company, and none of such Intellectual Property has been utilized by any Group Company. To the Knowledge of the Warrantors, none of the employees, consultants or independent contractors, currently or previously employed or otherwise engaged by any Group Company, (a) is in violation of any current or prior confidentiality, non-competition or non-solicitation obligations to such Group Company or to any other Persons, including former employers, or (b) is obligated under any Contract, or subject to any Governmental Order, that would interfere with the use of his or her best efforts to promote the interests of the Group Companies or that would conflict with the business of such Group Company as presently conducted.

12.5	Licenses. Except as disclosed in the Private Placement Memorandum, each Group Company possesses, and is in compliance with the terms of, all Licenses in all material respects.

12.6

Protection of IP. Each Group Company has taken reasonable and appropriate steps to protect, maintain and safeguard material Company IP and made all applicable filings, registrations and payments of fees in connection with the foregoing. Without limiting the foregoing, all current and former officers, employees, consultants and independent contractors of any Group Company and all suppliers, customers, distributors, and other third parties having access to any material Company IP have executed and delivered to such Group Company an agreement requiring the protection of such Company IP. To the extent that any Company IP has been developed or created independently or jointly by an independent contractor or other third party for any Group Company, or is incorporated into any products or services of any Group Company, such Group Company has a written agreement with such independent contractor or third party and has thereby obtained ownership of, and is the exclusive owner of all such independent contractor’s or third party’s Intellectual Property in such work, material or invention by operation of law or valid assignment.

Series C+ Preferred Share Purchase Agreement

SCHEDULE V

12.7

No Public Software. No Public Software forms part of any product or service provided by any Group Company or was or is used in connection with the development of any product or service provided by any Group Company or is incorporated into, in whole or in part, or has been distributed with, in whole or in part, any product or service provided by any Group Company. No Software included in any Company IP has been or is being distributed, in whole or in part, or was used, or is being used in conjunction with any Public Software in a manner which would require that such Software be disclosed or distributed in source code form or made available at no charge.

13.	Agreements.

13.1

All agreements that are material to the Group Companies’ businesses taken as a whole (the “Material Agreements”) are valid, binding and enforceable obligations of the parties thereto and the terms thereof have been complied with by the relevant Group Company by all the other parties thereto. There are no circumstances likely to give rise to any material breach of such terms, no grounds for rescission, avoidance or repudiation of any of the Material Agreements which would have a Material Adverse Effect and no notice of termination or of intention to terminate has been received in respect of any Material Agreement.

13.2

Save as set out in the Private Placement Memorandum, the Company has not declared or paid any dividends, or authorized or made any distribution upon or with respect to any class of its share capital, and no Group Company has (i) incurred any material indebtedness for money borrowed or incurred any other material liabilities, (ii) made any loans or advances to any person, other than ordinary advances for travel expenses and trade receivables in the ordinary course of business, or (iii) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business or otherwise envisaged in this Agreement. For the purposes of Section 13.1 and Section 13.2 of this Schedule V all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

13.3

Save as set out in the Private Placement Memorandum or in connection with this Agreement and the other Transaction Documents, no Group Company has engaged in the past three (3) months in any discussion with any representative of any corporation, partnership, trust, joint venture, limited liability company, association or other entity, or any individual, regarding (i) a sale of all or substantially all of such Group Company’s assets, or (ii) any merger, consolidation or other business combination transaction of such Group Company with or into another corporation, entity or person.

Series C+ Preferred Share Purchase Agreement

SCHEDULE V

14.	Conflict of Interest and Related Party Transactions.

14.1

Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, (iii) the purchase of the Company’s share capital in accordance with applicable law, and the issuance of options to purchase the Company’s Ordinary Shares, and (iv) the transactions contemplated in the Transaction Documents and the Private Placement Memorandum, there are no agreements, understandings or proposed transactions between any Group Company and any of its officers, directors, consultants or employees, or any Affiliate thereof, respectively.

14.2

No Group Company is indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses. Except as set forth in the Private Placement Memorandum, none of the Group Companies’ directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing (i) are, directly or indirectly, indebted to any Group Company or, (ii) to the Warrantors’ knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which any Group Company has a business relationship, or any firm or corporation which competes with any Group Company except that directors, officers or employees or shareholders of the Company may own shares in (but not exceeding one percent (1%) of the outstanding shares of) publicly traded companies that may compete with any Group Company. To the Warrantors’ knowledge, none of the Group Companies’ employees or directors or any members of their immediate families or any Affiliate of any of the foregoing are, directly or indirectly, interested in any contract with any Group Company. None of the directors or officers, or any members of their immediate families, has any material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Group Companies’ five (5) largest business relationship partners, service providers, joint venture partners, licensees and competitors.

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14.3

Except as disclosed in the Private Placement Memorandum and contemplated under the Transaction Documents, no employee, officer, or director of any Group Company (“Related Party”) or member of such Related Party’s immediate family, or any corporation, limited liability company, partnership or other entity in which such Related Party is an officer, director or partner, or in which such Related Party has significant ownership interests or otherwise controls, loans, or extend or guarantee credit) to any of them. To the Company’s knowledge and except as provided in the Private Placement Memorandum, none of such persons has any Contract, understanding, or proposed transaction with, or is indebted to, any Group Company or has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship (including any Person which purchases from or sells, licenses or furnishes to a Group Company any goods, intellectual or other property rights or services); or in any Contract to which a Group Company is a party or by which it may be bound or affected; or in any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of such Related Party’s immediate families may own stock in publicly traded companies that may compete with the Company. Except as provided in the Private Placement Memorandum, no Related Party or member of their immediate family is directly or indirectly interested in any material contract with the Company. None of any Group Company is indebted (or committed to make loans or extend or guarantee credit) to any Related Party (other than for accrued salaries for the current pay period, reimbursable expenses or other standard employee benefits).

15.	Rights of Registration and Voting Rights.

Except as provided in the Restated Shareholders’ Agreement, no Group Company is under any obligation to register under the Securities Act or any other applicable securities laws, any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Warrantors’ knowledge, except as contemplated in the Restated Shareholders’ Agreement, no shareholder of any Group Company has entered into any agreements with respect to the voting of shares in the capital of the Company. Except as contemplated by or disclosed in the Transaction Documents or the Private Placement Memorandum, the Founder or his holding entity is not a party to or have any knowledge of any agreements, written or oral, relating to the acquisition, disposition, registration under the Securities Act, or voting of the shares or securities of any Group Company.

16.	Financial Statements.

The consolidated financial statements as of December 31, 2017, 2018 and September 30, 2019 (the “Statement Date”) and for the years ended December 31, 2017 and 2018 and the nine months ended September 30, 2018 and 2019 included in the Private Placement Memorandum (the “Financial Statements”), together with the related notes and schedules thereto, present fairly the consolidated financial position of the Group Companies as of the dates shown and their results of operations and cash flows for the periods shown, and such Financial Statements have been prepared in compliance as to form with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Securities and Exchange Commission and in conformity with US GAAP on a consistent basis; the Group Companies do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Private Placement Memorandum.

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17.	Changes.

Since the Statement Date, the Group (i) has operated its business in the ordinary course consistent with its past practice, (ii) used its reasonable best efforts to preserve its business, (iii) collected receivables and paid payables and similar obligations in the ordinary course of business consistent with past practice, and (iv) not engaged in any new line of business or entered into any agreement, transaction or activity or made any commitment except those in the ordinary course of business consistent with past practice. Since the Statement Date, there has not been any Material Adverse Effect or any material change in the way the Group conducts its business, and there has not been by or with respect to any Group Company:

(a)

any change in the assets, liabilities, financial condition or operating results of any Group Company from that reflected in the Financial Statements that would have a Material Adverse Effect on a Group Company;

(b)	any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect on a Group Company;

(c)	any waiver or compromise by any Group Company of a valuable right or of a material debt owed to it;

(d)

any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by any Group Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e)	any material change to a material contract or agreement by which any Group Company or any of its assets is bound or subject;

(f)	any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

(g)	any resignation or termination of employment of any officer or Key Employee of any Group Company;

(h)

any mortgage, pledge, transfer of a security interest in, or lien, created by any Group Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair such Company’s ownership or use of such property or assets;

(i)

any dividend, loans or guarantees made by any Group Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

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(j)

any declaration, setting aside or payment or other distribution in respect of any Group Company’s share capital, or any direct or indirect redemption, purchase, or other acquisition of any of such shares by any Group Company;

(k)	any sale, assignment or transfer of any Group Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(l)	receipt of notice that there has been a loss of, or material order cancellation by, any major customer of any Group Company;

(m)

except in the ordinary course of business consistent with its past practice, entry into any closing agreement in respect of material Taxes, settlement of any claim or assessment in respect of any material Taxes, or Consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of any material Taxes, entry or change of any material Tax election, change of any method of accounting resulting in a material amount of additional Tax or filing of any material amended Tax Return;

(n)

to the Warrantors’ knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect;

(o)	any change in the approved or registered business scope of any Group Company established in the PRC or any change to any Consent held by such Group Company;

(p)	any commencement or settlement of any Action;

(q)	any transaction with any Related Party; or

(r)	any arrangement or commitment by the Company to do any of the things described in this Section 17.

18.	Employee Matters.

18.1

To the Warrantors’ knowledge, no employee of any Group Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Group Companies or that would conflict with the Group Companies’ business. Neither the execution or delivery of the Transaction Documents, nor the carrying on of the Company’s business by the employees of the Group Companies, nor the conduct of the business as now conducted and as presently proposed to be conducted, will, to the Warrantors’ knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

Series C+ Preferred Share Purchase Agreement

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18.2

No Group Company is delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors. Except as set forth in the Private Placement Memorandum, each Group Company has complied in all material respects with all applicable laws related to employment, including those related to wages, hours, worker classification, and collective bargaining, and the payment and withholding of taxes and other sums as required by law except where noncompliance with any applicable law would not result in a Material Adverse Effect. Each Group Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of such Group Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing.

18.3

To the Warrantors’ knowledge, no employee intends to terminate employment with any Group Company or is otherwise likely to become unavailable to continue as an employee, nor does any Group Company have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company. Except as set forth in the Private Placement Memorandum or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in the Private Placement Memorandum, the Company has no policy, practice, plan, or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

18.4

The Company has not made any representations regarding equity incentives to any officer, employees, director or consultant that are inconsistent with the share amounts and terms set forth in the Company’s board minutes.

18.5

Except as set forth in the Private Placement Memorandum, each former employee whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.

18.6

Except for those required by the applicable laws and regulations, the Private Placement Memorandum sets forth each and every employee benefit plan maintained, established or sponsored by any Group Company, or in which any Group Company participates in or contributes to in any jurisdiction, including without limitation, the PRC (the “Employee Benefit Plans”). Save as set out in the Private Placement Memorandum, there is no other pension, retirement, profit-sharing, deferred compensation, bonus, incentive or other employee benefit program, arrangement, agreement or understanding to which any Group Company contributes, is bound, or under which any employees or former employees (or their beneficiaries) are eligible to participate or derive a benefit. Each Group Company has made all required contributions under all the Employee Benefit Plans including without limitation all contributions required to be made under the PRC social insurance and housing schemes, and has complied in all material respects with all applicable laws of any jurisdiction, in relation to the Employee Benefit Plans. Except for required contributions or benefit accruals under the Employee Benefit Plans and salary compensation provided in the employment contracts, no liability has been or is expected to be incurred by any Group Companies under or pursuant to any applicable laws relating to any benefit plan or individual employment compensation agreement, and, to the Knowledge of the Warrantors, no event, transaction or condition has occurred or exists that would result in any such liability to any Group Companies.

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18.7

No Group Company is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Warrantors’ knowledge, has sought to represent any of the employees, representatives or agents of any Group Company. There is no strike or other labor dispute involving any Group Company pending, or to the Warrantors’ knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.

18.8

To the Warrantors’ knowledge, none of the employees or directors of any Group Company has been (a) subject to voluntary or involuntary petition under any applicable bankruptcy laws or any state insolvency laws or the appointment of manager, a receiver or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by any relevant regulatory organization to have violated any applicable securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

18.9

Except as set forth in the Private Placement Memorandum, each Group Company has complied with all applicable Laws related to labor or employment in all material respects, including provisions thereof relating to wages, hours, overtime working, working conditions, benefits, retirement, social welfare, equal opportunity and collective bargaining. There is not pending or to the Knowledge of the Warrantors threatened, and there has not been since the incorporation of such Group Company, any Action relating to any violation or alleged violation of any applicable Laws by any Group Company related to labor or employment, including any charge or complaint filed by an employee with any Governmental Authority or any Group Company. The Group Companies have caused all of their present officers and employees to enter into standard employment agreements with the respective Group Companies.

Series C+ Preferred Share Purchase Agreement

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18.10

There has not been, and there is not now pending or, to the Knowledge of the Warrantors, threatened, any strike, union organization activity, lockout, slowdown, picketing, or work stoppage or any unfair labor practice charge against any Group Company. No Group Company is bound by or subject to (and none of their assets or properties is bound by or subject to) any written or oral contract, commitment or arrangement with any labor union or any collective bargaining agreements.

19.	Tax Matters.

19.1

All material Tax Returns required to be filed on or prior to the date hereof with respect to each Group Company has been duly and timely filed by such Group Company within the requisite period and completed on a proper basis in accordance with the applicable Laws in all material respects, and are up to date and correct in all material respects. All Taxes owed by each Group Company (whether or not shown on every Tax Return) have been paid in full or provision for the payment thereof have been made, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with the Accounting Standards) have been provided in the Financial Statements. No deficiencies for any Taxes with respect to any Tax Returns have been asserted in writing by, and no notice of any pending action with respect to such Tax Returns has been received from, any Tax authority, and, to the Knowledge of each Group Company, no dispute relating to any Tax Returns has been received from any Tax authority, no dispute relating to any Tax Returns with any such Tax authority is outstanding or threatened. Each Group Company has timely paid all material Taxes owed by it which are due and payable (whether or not shown on any Tax Return) and withheld and remitted to the appropriate Governmental Authority all material Taxes which it is obligated to withhold and remit from amounts owing to any employee, creditor, customer or third party.

19.2

No audit of any Tax Return of each Group Company and, to the Knowledge of each Group Company, no formal investigation with respect to any such Tax Return by any Tax authority is currently in progress and no Group Company has waived any statute of limitations with respect to any Taxes, or agreed to any extension of time with respect to an assessment or deficiency for such Taxes.

19.3

No written claim has been made by a Governmental Authority in a jurisdiction where the Group Company does not file Tax Returns that any Group Company is or may be subject to taxation by that jurisdiction.

19.4

The assessment of any additional Taxes with respect to the applicable Group Company for periods for which Tax Returns have been filed is not expected to exceed the recorded liability therefor in the most recent balance sheet in the Financial Statements, and there are no unresolved questions or claims concerning any Tax Liability of any Group Company. Since the incorporation of the Company, no Group Company has incurred any liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice and each Group Company has made adequate provisions on its books of account for all Taxes, assessments and governmental charges with respect to its business, properties and operations for such period, whether or not assessed or disputed as of the date of the applicable balance sheet. There is no pending dispute with, or notice from, any Tax authority relating to any of the Tax Returns filed by any Group Company, and to the Knowledge of the Warrantors, there is no proposed liability for a deficiency in any Tax to be imposed upon the properties or assets of any Group Company.

Series C+ Preferred Share Purchase Agreement

SCHEDULE V

19.5

No Group Company has been the subject of any examination or investigation by any Tax authority relating to the conduct of its business or the payment or withholding of Taxes that has not been resolved or is currently the subject of any examination or investigation by any Tax authority relating to the conduct of its business or the payment or withholding of Taxes. No Group Company is responsible for the Taxes of any other Person by reason of Contract, successor liability or otherwise.

19.6

The Group Companies have been in compliance with all applicable Laws relating to all Tax credits and Tax holidays enjoyed by the Group Companies established under the Laws of the PRC under applicable Laws.

19.7	No Group Company is or has ever been or anticipates that it will become a PFIC or CFC or a U.S. real property holding corporation as of immediately following the Closing.

19.8

No Group Company is treated for any taxation purpose as resident in a country other than the country of its incorporation and no Group Company has, or has had within the relevant statutory limitation period a branch, agency or permanent establishment in a country other than the country of its incorporation. To the Knowledge of each Group Company and subject to any stamp duty (if applicable), each Group Company is only subject to taxation in the country of its incorporation, and each Group Company will conduct Principal Business in a manner such that it will not become subject to taxation in any jurisdiction other than the country of its incorporation.

19.9	Each of the Group Companies is treated as a corporation for U.S. federal income tax purposes.

20.	OFAC Compliance.

20.1

Neither the Company nor any Group Company or, to the Company’s knowledge, any directors, administrators, officers, board of directors (supervisory and management) members or employees of the Company or any Group Company is an OFAC Sanctioned Person (as defined below). The Group Companies and, to the Company’s knowledge, their directors, administrators, officers, administrators, board of directors (supervisory and management) members or employees are in compliance with, and have not previously violated, the USA Patriot Act of 2001, and all other applicable United States and PRC anti-money laundering laws and regulations. To the knowledge of the Company, none of (i) the purchase and sale of the Series C+ Closing Shares, (ii) the execution, delivery and performance of this Agreement or any of the documents in Exhibits attached hereto, or (iii) the consummation of any transaction contemplated hereby or thereby, or the fulfillment of the terms hereof or thereof, will result in a violation by the shareholder or any employee of the Group Companies, of any of the OFAC Sanctions or of any anti-money laundering laws of the United States, the PRC or any other jurisdiction.

Series C+ Preferred Share Purchase Agreement

SCHEDULE V

For the purposes of this Section 20.1:

(a)

“OFAC Sanctions” means any sanctions program administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) under authority delegated to the Secretary of the Treasury (the “Secretary”) by the President of the United States or provided to the Secretary by statute, and any order or license issued by, or under authority delegated by, the President or provided to the Secretary by statute in connection with a sanctions program thus administered by OFAC. For ease of reference, and not by way of limitation, OFAC Sanctions programs are described on OFAC’s website at www.treas.gov/ofac.

(b)

“OFAC Sanctioned Person” means any government, country, corporation or other entity, group or individual with whom or which the OFAC Sanctions prohibit a United States Person from engaging in transactions, and includes without limitation any individual or corporation or other entity that appears on the current OFAC list of Specially Designated Nationals and Blocked Persons (the “SDN List”). For ease of reference, and not by way of limitation, OFAC Sanctioned Persons other than government and countries can be found on the SDN List on OFAC’s website at www.treas.gov/offices/enforcement/ofac/sdn.

(c)

“United States Person” means any United States citizen, permanent resident alien, entity organized under the laws of the United States (including foreign branches), or any person (individual or entity) in the United States, and, with respect to the Cuban Assets Control Regulations, also includes any corporation or other entity that is owned or controlled by one of the foregoing, without regard to where it is organized or doing business.

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20.2	Foreign Corrupt Practices Act.

None of the Company or any Group Company or, to the Company’s knowledge, any of their directors, administrators, officers, board of directors (supervisory and management) members or employees, independent contractors, representatives, agents and other Persons acting on their behalf (collectively, “Representatives”) have (i) made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to (a) any foreign official (as such term is defined in the FCPA) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a governmental authority, or (b) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, in the case of both (a) and (b) above in order to assist the Company or any Group Company to obtain or retain business for, or direct business to the Company or any Group Company, as applicable, which (x) would violate the FCPA, if taken by an entity subject to the FCPA, (y) would violate the U.K. Bribery Act, if taken by an entity subject to the U.K. Bribery Act, or (z) could reasonably be expected to constitute a violation of any applicable law. subject to applicable exceptions and affirmative defenses; (ii) made any false or fictitious entries in the books or records of any Group Company by any Person; or (iii) used any assets of any Group Company for the establishment of any unlawful or unrecorded fund of monies or other assets, or the making of any unlawful or undisclosed payment. None of the Company, any Group Company or, to the Knowledge of the Warrantors, any of their respective Representatives has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation subject to applicable exceptions and affirmative defenses, or has been investigated or is being investigated or is subject to a pending or threatened investigation in relation to any anti-corruption law by any law enforcement, regulatory or other governmental agency or any customer or supplier, or has admitted to, or been found by a court in any jurisdiction to have engaged in any violation of any anti-corruption laws or been debarred from bidding for any contract or business, and there are no circumstances which are likely to give rise to any such investigation, admission, finding or disbarment. Each Group Company and other Warrantor and, to the Knowledge of the Warrantors, their Affiliates and their respective Representatives are and have been in compliance with all applicable laws in all material respects relating to anti-bribery, anti-corruption, anti-money laundering, record keeping and internal control laws.

21.	Insurance.

The Group Companies have insurance covering their respective properties, operations, personal and businesses against such losses and risks and in such amounts that are prudent and customary for the businesses in which they are engaged. No Group Company has done or omitted to do or suffered anything to be done or not to be done other than any acts in the ordinary course of business which has or would render any policies of insurance taken out by it or by any other person in relation to any such Group Company’s assets void or voidable or which would result in an increase in the rate of premiums on the said policies and there are no claims outstanding and no circumstances which would give rise to any claim under any such policies of insurance. There is no claim pending thereunder as to which coverage has been questioned, denied or disputed. All premiums due and payable under all such policies and bonds have been timely paid, and each Group Company is otherwise in compliance with the terms of such policies and bonds.

Series C+ Preferred Share Purchase Agreement

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22.	Actions.

There is no Action pending or threatened against or affecting any Group Company or any of its officers, directors or employees with respect to its businesses or proposed business activities, or, to the Knowledge of the Warrantors, any officers, directors or employees of any Group Company in connection with such person’s respective relationship with such Group Company, or that questions the validity of the Transaction Documents, the right of the Group Companies to enter into the Transaction Documents, or to consummate the transactions contemplated thereunder, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Group Companies, financially or otherwise, nor to the Knowledge of the Warrantors is there any basis for any of the foregoing. By way of example, but not by way of limitation, there are no Actions pending against any of the Group Companies or threatened against any of the Group Companies, relating to the use by any employee of any Group Company of any information, technology or techniques allegedly proprietary to any of their former employers, clients or other parties. There is no judgment, award, ruling or order including any Government Order unsatisfied against any Group Company, any Key Employee or office or director of any Group Company in connection with such Person’s respective relationship with any Group Company which would impact any Group Company, nor is there any Governmental Order in effect and binding on any Group Company or their respective assets or properties. There is no material Action pending by any Group Company against any third party nor does any Group Company intend to commence any such Action. No Governmental Authority has at any time challenged or questioned in writing the legal right of any Group Company to conduct in any material respect its business as presently being conducted.

23.	Environmental and Safety Laws.

To the knowledge of the Company, no Group Company is in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, except where such failure would not have a material adverse effect on such Group Company’s business or properties, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

24.	Internal Controls.

Each Group Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions by it are executed in accordance with management’s general or specific authorization, (b) transactions by it are recorded as necessary to permit preparation of financial statements in conformity with the Accounting Standards and to maintain asset accountability, (c) access to assets of it is permitted only in accordance with management’s general or specific authorization, (d) the recorded inventory of assets is compared with the existing tangible assets at reasonable intervals and appropriate action is taken with respect to any material differences, (e) segregating duties for cash deposits, cash reconciliation, cash payment, proper approval is established, and (f) no personal assets or bank accounts of the employees, directors, officers are mingled with the corporate assets or corporate bank account, and no Group Company uses any personal bank accounts of any employees, directors, officers thereof during the operation of the business.

Series C+ Preferred Share Purchase Agreement

SCHEDULE V

25.	Manufacture, Marketing and Development Rights.

No Group Company has granted rights to manufacture, produce, assemble, license, market, or sell its respective products or services to any other person and is not bound by any agreement that affects any Group Company’s exclusive rights to develop, manufacture, assemble, distribute, market or sell its respective products or services.

26.	Disclosure; Projections.

The Company has made available to the Investors all the information reasonably available to the Company that the Investors have requested for deciding whether to acquire the Series C+ Closing Shares, including certain of financial projections with respect to the Company, each of which were prepared in good faith. To the Warrantors’ knowledge, no representation or warranty of any Warrantor contained in this Agreement and no information or materials provided by the Warrantors to the Investors in connection with the negotiation or execution of this Agreement or any agreement contemplated hereby, as qualified by the Private Placement Memorandum, and no information, materials or certificate furnished or to be furnished to the Investors at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Except as set forth in this Agreement or the Private Placement Memorandum, to the Knowledge of the Warrantors, there is no fact or document or matter that the Company has not disclosed to the Investors in writing and of which any of its officers, directors or executive employees has knowledge and that has had or would reasonably be expected to have any Material Adverse Effect or which would could reasonably be expected by any Warrantor, being a business Person, to materially adversely influence the decision of the Investors to invest in the Company.

27.	No Brokers.

Neither any Group Company nor any of its Affiliates or any Related Party (on behalf of any Group Company and other than any Investor) has any Contract with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement or by any of the Transaction Documents, or has incurred any liability for any brokerage fees, agents’ fees, commissions or finders’ fees in connection with any of the Transaction Documents or the consummation of the transactions contemplated therein.

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28.	Entire Business.

There are no material facilities, services, assets or properties shared or provided with any entity other than the Group Company which are used in connection with the business of the Domestic Companies.

29.	Assets and Business of the Founder.

Except as disclosed in the Private Placement Memorandum, the Founder does not hold, own, manage, engage in, operate, control, directly or indirectly, any assets or business that is related to the business of any Group Company or otherwise competes with the Group Companies.

30.	No Insolvency.

None of the Group Companies has taken any steps to seek protection pursuant to any bankruptcy, reorganization, insolvency or moratorium Law or any Law for the relief of, or relating to, debtors, nor do the Warrantors have any knowledge that its creditors intend to initiate involuntary bankruptcy proceedings. None of the Group Companies is Insolvent as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, none of the Group Companies will be Insolvent. For purposes of this Section, “Insolvent” means, with respect to each Group Company, (a) the present fair saleable value of such Group Company’s assets is less than the amount required to pay such Group Company’s total due indebtedness, (b) such Group Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, or (c) such Group Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature.

31.	No Undisclosed Business.

No Group Company shares or provides any facilities, operational services, assets or properties with or to any other entity which is not a Group Company. Except for the Business, neither the Company nor any of its subsidiaries is engaged in insurance, banking and financial services, telecommunications, public utility businesses or any other regulated businesses.

32.	No Fiduciary Duty.

The Parties hereto acknowledge and agree that nothing in this Agreement or the other Transaction Documents shall create a fiduciary duty of any Investor or their respective affiliates to any Group Company or its shareholders.

Series C+ Preferred Share Purchase Agreement

SCHEDULE V

SCHEDULE VI

REPRESENTATIONS AND WARRANTIES OF

THE INVESTORS

1.	Authorization.

Each Investor has full power, authority and legal capacity to enter into, deliver and perform the Transaction Documents. The Transaction Documents to which each Investor is a party, when executed and delivered by the Investors, will constitute valid and legally binding obligations of the Investors, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Restated Shareholders’ Agreement may be limited by applicable securities laws.

2.	Compliance with other Instruments.

The execution, delivery and performance by the Investors of the Transaction Documents does not and will not contravene, breach or violate the terms of any agreement, document or instrument to which such Investor is a party or by which any of such Investor’s assets or properties are bound.

3.	Disclosure of Information.

Each Investor has had an opportunity to discuss the Group Companies’ business, management, financial affairs and the terms and conditions of the offering of the Series C+ Closing Shares with the Group Companies’ management and has had an opportunity to review the Group Companies’ facilities. The foregoing, however, does not limit or modify the representations and warranties of the Warrantor in this Agreement, or the right of the Investors to rely thereon save as set forth in the Private Placement Memorandum.

4.	Restricted Securities.

Each Investor understands that the Series C+ Preferred Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of each Investor’s representations as expressed herein. Each Investor understands that the Series C+ Preferred Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investors must hold the Series C+ Preferred Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each Investor acknowledges that the Company has no obligation to register or qualify the Series C+ Preferred Shares or the Conversion Shares for resale except as set forth in the Restated Shareholders’ Agreement. Each Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Series C+ Preferred Shares, and on requirements relating to the Company which are outside of each Investor’s control, and which the Company is under no obligation and may not be able to satisfy. Each Investor understands that this offering is not intended to be part of the public offering, and that the Investors will not be able to rely on the protection of Section 11 of the Securities Act.

Series C+ Preferred Share Purchase Agreement

SCHEDULE VI

1

5.	No Public Market.

Each Investor understands that no public market now exists for the Series C+ Closing Shares, and that the Company has made no assurances that a public market will ever exist for the Series C+ Closing Shares.

6.	Not for Sale or Distribution.

The Series C+ Closing Shares will be acquired by such Investor not with a view to or in connection with the sale or distribution of any part thereof.

7.	Legends.

Each Investor understands that the Series C+ Preferred Shares and any securities issued in respect of or exchange for the Shares, may bear one or all of the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

7.1	Any legend set forth in, or required by, the other Transaction Documents.

7.2	Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.

Series C+ Preferred Share Purchase Agreement

SCHEDULE VI

2

SCHEDULE VII

Notices

If to the Group Companies:

Address:	Guangzhou International Biological Island Luo Xuan Four Road No.7 Standard Industry Unit 2, Building 3, F 6, 601 (广州市国际生物岛螺旋四路7号标准产业单元二期3栋六层601单元), 510300
Tel:	020-31125629
Attention:	HAN Yusheng

If to the Founder/Holding Entities:

HAN Yusheng (汉雨生)
Address:	Guangzhou International Biological Island Luo Xuan Four Road No.7 Standard Industry Unit 2, Building 3, F 6, 601 (广州市国际生物岛螺旋四路7号标准产业单元二期3栋六层601单元), 510300
Tel:	020-31125629
Attention:	HAN Yusheng

If to the Management Shareholders:

SHAO Liang (邵量)
Address:	Guangzhou International Biological Island Luo Xuan Four Road No.7 Standard Industry Unit 2, Building 3, F 6, 601 (广州市国际生物岛螺旋四路7号标准产业单元二期3栋六层601单元), 510300
Tel:	020-31125629
Attention:	HAN Yusheng

ZHOU Dan (周丹)
Address:	Guangzhou International Biological Island Luo Xuan Four Road No.7 Standard Industry Unit 2, Building 3, F 6, 601 (广州市国际生物岛螺旋四路7号标准产业单元二期3栋六层601单元), 510300
Tel:	020-31125629
Attention:	HAN Yusheng

CHUAI Shaokun (揣少坤)
Address:	Guangzhou International Biological Island Luo Xuan Four Road No.7 Standard Industry Unit 2, Building 3, F 6, 601 (广州市国际生物岛螺旋四路7号标准产业单元二期3栋六层601单元), 510300
Tel:	020-31125629
Attention:	HAN Yusheng

Series C+ Preferred Share Purchase Agreement

SCHEDULE VII

WU Zhigang (吴志刚)
Address:	Guangzhou International Biological Island Luo Xuan Four Road No.7 Standard Industry Unit 2, Building 3, F 6, 601 (广州市国际生物岛螺旋四路7号标准产业单元二期3栋六层601单元), 510300
Tel:	020-31125629
Attention:	HAN Yusheng

If to the Investors:

OrbiMed:
The notice information of OrbiMed will be separately provided to the Company by OrbiMed.

Casdin Partners Master Fund, L.P.:
Address: 1350 Avenue of the Americas, Suite 2600, New York, New York 10019
Attention: Eli Casdin

LAV:
Address:	Unit 1109-10, Two Chinachem Central, 26 Des Voeux Road Central,

Hong Kong
Tel:	(+86)136-3639-4346
Fax:	+852-2293 2248
Attention:	Stella Shi

Series C+ Preferred Share Purchase Agreement

SCHEDULE VII

SCHEDULE VIII

Bank Account of the Company

Company name:	BURNING ROCK BIOTECH LIMITED

Company addres	OFFSHORE INC (CAYMAN) LIMITED, FLOOR 4, WILLOW HOUSE, CRICKET SQR, PO BOX 2804, GRAND CAYMAN, CAYMAN ISLANDS KY1-1112

Tel:	020-34037871

Account No:	3301151690

Swift code:	SVBKUS6S

Bank Name:	SILICON VALLEY BANK

Bank Address:	3003 TASMAN DRIVE,SANTA CLARA,CA 95054,USA

Series C+ Preferred Share Purchase Agreement

SCHEDULE VII

EXHIBIT A

FORM OF EIGHTH AMENDED AND RESTATED MEMORANDUM AND ARTICLES

EXHIBIT

EXHIBIT B

FORM OF FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

EXHIBIT

EXHIBIT C

FORM OF CEO COMPLIANCE CERTIFICATE

EXHIBIT